                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              UNITRODE CORPORATION


                             MERRIMACK CORPORATION


                                      AND


                        BENCHMARQ MICROELECTRONICS, INC.


                                 MARCH 2, 1998

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE I

    DEFINITIONS
    Section 1.1   Rules of Construction.......................................2
    Section 1.2   Defined Terms...............................................2

ARTICLE II

    TERMS OF MERGER
    Section 2.1   Statutory Merger...........................................12
    Section 2.2   Effective Time.............................................13
    Section 2.3   Effect of the Merger.......................................13
    Section 2.4   Certificate of Incorporation; Bylaws.......................13
    Section 2.5   Directors and Officers.....................................13

ARTICLE III

    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
    Section 3.1   Merger Consideration; Conversion and Cancellation
                  of Securities..............................................13
    Section 3.2   Adjustments to the Exchange Ratio..........................14
    Section 3.3   Exchange of Certificates...................................14
    Section 3.4   Closing....................................................17
    Section 3.5   Stock Transfer Books.......................................17
    Section 3.6   No Fractional Shares.......................................17

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
    Section 4.1   Organization and Qualification; Subsidiaries...............18
    Section 4.2   Certificate of Incorporation; Bylaws.......................18
    Section 4.3   Capitalization.............................................18
    Section 4.4   Authorization of Agreement.................................20
    Section 4.5   Approvals..................................................20
    Section 4.6   No Violation...............................................20
    Section 4.7   Reports....................................................21
    Section 4.8   No Material Adverse Effect; Conduct........................22
    Section 4.9   Title to Properties........................................22
    Section 4.10  Certain Obligations........................................23
    Section 4.11  Permits; Compliance........................................23
    Section 4.12  Litigation; Compliance with Laws...........................23
    Section 4.13  Information in Disclosure Documents and Registration
                  Statement..................................................23

    Section 4.14  Employee Plans; Collective Bargaining Agreements...........24
    Section 4.15  Taxes......................................................28
    Section 4.16  Environmental Matters......................................29
    Section 4.17  Intellectual Property......................................29
    Section 4.18  Insurance..................................................30
    Section 4.19  Pooling; Tax Matters.......................................30
    Section 4.20  Affiliates.................................................30
    Section 4.21  Brokers....................................................30
    Section 4.22  Opinion of Financial Advisor...............................30

ARTICLE V

    REPRESENTATIONS AND WARRANTIES OF ACQUIROR
    Section 5.1   Organization and Qualification; Subsidiaries...............31
    Section 5.2   Articles of Incorporation; Bylaws..........................31
    Section 5.3   Capitalization.............................................31
    Section 5.4   Authorization of Agreement.................................32
    Section 5.5   Approvals..................................................33
    Section 5.6   No Violation...............................................33
    Section 5.7   Reports....................................................34
    Section 5.8   No Material Adverse Effect; Conduct........................34
    Section 5.9   Litigation; Compliance with Laws...........................35
    Section 5.10  Information in Disclosure Documents and Registration
                  Statement..................................................35
    Section 5.11  Pooling; Tax Matters.......................................35
    Section 5.12  Affiliates.................................................36
    Section 5.13  Brokers....................................................36
    Section 5.14  Opinion of Financial Advisor...............................36
    Section 5.15  Operations of Newco........................................36
    Section 5.16  Proposal to Acquire the Acquiror...........................36

ARTICLE VI

    COVENANTS
    Section 6.1   Affirmative Covenants......................................36
    Section 6.2   Negative Covenants.........................................37
    Section 6.3   No Solicitation............................................42
    Section 6.4   Access and Information.....................................42

ARTICLE VII

    ADDITIONAL AGREEMENTS
    Section 7.1   Meeting of Stockholders....................................43
    Section 7.2   Registration Statement; Proxy Statements...................44

    Section 7.3   Appropriate Action; Consents; Filings......................45
    Section 7.4   Affiliates; Pooling; Tax Treatment.........................47
    Section 7.5   Public Announcements.......................................47
    Section 7.6   Stock Exchange Listing.....................................47
    Section 7.7   Employee Benefit Plans.....................................48
    Section 7.8   Indemnification of Directors and Officers..................48
    Section 7.9   Newco......................................................50
    Section 7.10  Event Notices..............................................50
    Section 7.11  Assumption of Obligations to Issue Stock...................50
    Section 7.12  Real Estate Transfer Tax Returns...........................51
    Section 7.13  Acquiror's Board of Directors and Officers.................51

ARTICLE VIII

    CLOSING CONDITIONS
    Section 8.1   Conditions to Obligations of Each Party Under This
                  Agreement..................................................52
    Section 8.2   Additional Conditions to Obligations of the Acquiror
                  Companies..................................................53
    Section 8.3   Additional Conditions to Obligations of the Company........53

ARTICLE IX

    TERMINATION, AMENDMENT AND WAIVER
    Section 9.1   Termination................................................54
    Section 9.2   Effect of Termination......................................56
    Section 9.3   Amendment..................................................57
    Section 9.4   Waiver.....................................................57
    Section 9.5   Expenses...................................................57

ARTICLE X

    GENERAL PROVISIONS
    Section 10.1  Effectiveness of Representations, Warranties and
                  Agreements.................................................57
    Section 10.2  Notices....................................................58
    Section 10.3  Headings...................................................59
    Section 10.4  Severability...............................................59
    Section 10.5  Entire Agreement...........................................59
    Section 10.6  Assignment.................................................59
    Section 10.7  Parties in Interest........................................59
    Section 10.8  Failure or Indulgence Not Waiver; Remedies Cumulative......60
    Section 10.9  Governing Law..............................................60
    Section 10.10 Counterparts...............................................60

                                    ANNEXES
                                    -------

Annex A   Form of Voting Agreement
Annex B   Stock Option Agreement
Annex C   Affiliate's Agreement (BENCHMARQ Affiliates)
Annex D   Affiliate's Agreement (Unitrode Affiliates)

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 2, 1998 is by and among Unitrode Corporation, a Maryland corporation (the "Acquiror"), Merrimack Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Newco"), and BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"). The Acquiror and Newco are sometimes referred to herein as the "Acquiror Companies."

                                   RECITALS:

     The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger (as defined herein) is consistent with and in furtherance of the long-term strategic interests of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement (as defined herein) and recommends approval and adoption of this Agreement by the stockholders of the Company.

     The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term strategic interests of the Acquiror and in the best interests of, the Acquiror and its stockholders and has approved this Agreement and recommends approval by the stockholders of the Acquiror of the issuance of shares of the common stock, $.01 par value, of the Acquiror (the "Acquiror Common Stock") contemplated by the Merger.

     The Board of Directors of Newco has determined that the business combination to be effected by means of the Merger is advisable, and in the best interests of, Newco and its stockholder and has approved and adopted this Agreement. The stockholder of Newco has approved and adopted this Agreement.

     Concurrently with the execution and delivery of this Agreement, as an essential condition and inducement to the willingness of the Acquiror and Newco to enter into this Agreement, certain holders of common stock, par value $.001 per share, of the Company ("Company Common Stock") have each entered into a Voting Agreement (the "Voting Agreement") in the form attached as Annex A dated as of the date hereof pursuant to which such holders have agreed to vote their shares of Company Common Stock in the manner set forth therein.

     Concurrently with the execution and delivery of this Agreement, as an essential condition and inducement to the willingness of the Acquiror and Newco to enter into this Agreement, the Company has entered into a Stock Option Agreement (the "Option Agreement") in the form attached hereto as Annex B dated as of the date hereof granting the Acquiror an irrevocable option to purchase up to 955,158 shares of the Company Common Stock on the terms and subject to the conditions set forth therein.

     Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Newco will merge with and into the Company

(the "Merger") and the Company will continue as the surviving corporation (the "Surviving Corporation").

     For U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

     The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1   Rules of Construction.  Unless the context otherwise
                    ---------------------
requires, as used in this Agreement:  (a) a term has the meaning ascribed to it;
(b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP as in effect from time to time; (c) "or" is not exclusive unless the context requires otherwise; and (d) "including" means "including without limitation".

      Section 1.2   Defined Terms. For all purposes in this Agreement, the
                    -------------
following terms shall have the respective meanings set forth in this Section 1.2
                                                                     -----------
(such definitions to be equally applicable to both the singular and plural forms of the terms herein defined).

     "Acquiror Rights" will mean rights to purchase shares of the preferred stock of the Acquiror pursuant to that certain Rights Agreement, between Acquiror and The First National Bank of Boston dated as of May 2, 1990, and as amended as of April 30, 1993.

     "Acquiror Stock Options" will mean stock options granted pursuant to the 1983 Stock Option Plan, the Amended and Restated 1986 Non-Employee Director Option Plan and the 1992 Employee Stock Option Plan, as amended.

     "Acquiror's Audited Consolidated Financial Statements" will mean the consolidated balance sheets of the Acquiror and its Subsidiaries and the related consolidated statements of income, stockholders equity and cash flows, together with the notes thereto, all as audited by Coopers & Lybrand L.L.P., independent accountants, under their report with respect thereto dated February 27, 1997 and included in the Acquiror's Annual Report on Form 10-K for the year ended January 31, 1997 filed with the Commission.

     "Acquiror's Consolidated Balance Sheet" will mean the consolidated balance sheet of the Acquiror as of January 31, 1997, included in the Acquiror's Audited Consolidated Financial Statements.

     "Acquiror's Consolidated Financial Statements" will mean the Acquiror's Audited Consolidated Financial Statements and the Acquiror's Unaudited Consolidated Financial Statements.

     "Acquiror's Disclosure Letter" will mean a letter of even date herewith delivered by the Acquiror to the Company with the execution of the Agreement, which, among other things, will identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and
                                            ---------
subsection references.

     "Acquiror's Stockholders' Meeting" shall have the meaning ascribed to such term in Subsection 7.1(b) hereof.

     "Acquiror's Unaudited Consolidated Financial Statements" will mean the unaudited consolidated balance sheet of the Acquiror and its Subsidiaries as of November 1, 1997 and the related consolidated statements of income, stockholders equity and cash flows for the fiscal quarters ended October 31, 1996 and November 1, 1997, together with the notes thereto, included in the Acquiror's Quarterly Report on Form 10-Q for the quarter ended November 1, 1997 filed with the Commission.

     "Acquisition Proposal" will mean any offer, proposal or indication of interest (other than by or with the Acquiror or any of its Subsidiaries):

     (a) by any Person to commence (as such term is defined in Rule 14d-2 under the Exchange Act), or file a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such Person would own or control more than 15% of the then outstanding Company Common Stock; or

     (b) relating to (A) a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving the Company or any of its Significant Subsidiaries, (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Company or its Subsidiaries representing 15% or more of the consolidated assets of the Company, directly or indirectly, in one or a series of transactions other than in the ordinary course of business; (C) an issuance, sale or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Company or any of its Significant Subsidiaries, directly or indirectly, in one or a series of transactions or (D) a transaction in which any Person shall or would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or would own or has or would have the right to acquire beneficial ownership, of 15% or more of the outstanding Company Common Stock.

     "Acquiror Acquisition Proposal" will mean any offer, proposal or indication of interest (other than by or with the Company or any of its Subsidiaries):

     (a) by any Person to commence (as such term is defined in Rule 14d-2 under the Exchange Act), or file a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Acquiror Common Stock such that, upon consummation of such offer, such Person would own or control more than 15% of the then outstanding Acquiror Common Stock; or

     (b) relating to (A) a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving the Acquiror or any of its Significant Subsidiaries, (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Acquiror or its Subsidiaries representing 15% or more of the consolidated assets of the Acquiror, directly or indirectly, in one or a series of transactions other than in the ordinary course of business; (C) an issuance, sale or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Acquiror or any of its Significant Subsidiaries, directly or indirectly, in one or a series of transactions or (D) a transaction in which any person shall or would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or would own or has or would have the right to acquire beneficial ownership, of 15% or more of the outstanding Acquiror Common Stock.

     "Affiliate" will, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

     "Agreement" will mean this Agreement and Plan of Merger made and entered into as of March 2, 1998 among Acquiror, Newco and the Company, including any amendments hereto and each Annex hereto.

     "Benefit Arrangement" will mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, phantom stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
(ii) is entered into, maintained,
administered, contributed to or required to be contributed to, as the case may be, by a specified Person, and (iii) covers any employee or former employee of such Person.

     "Benefit Continuation Period" will have the meaning ascribed to such term in Subsection 7.7(b) hereof.

     "Business Day" will mean any day other than a day on which banks in the States of New Hampshire or Texas are authorized or obligated to be closed.

     "CERCLA" will mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

     "Certificate of Merger" will have the meaning ascribed to such term in
Section 2.2 hereof.

     "Closing" will mean a meeting, which will be held in accordance with

Section 3.3, of all Persons interested in the transactions contemplated by the
-----------
Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

     "Closing Date" will mean the date of the Closing as determined pursuant to

Section 3.3.
-----------

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the Regulations promulgated thereunder.

     "Commission" will mean the Securities and Exchange Commission.

     "Company Option Plans" will mean collectively the 1989 Stock Option Plan and the 1995 Flexible Stock Option Plan.

     "Company Stock Options" will mean options granted pursuant to the Company Option Plans.

     "Company Stockholders' Meeting" will have the meaning ascribed to such term in Subsection 7.1(a).
   -----------------

     "Company's Audited Consolidated Financial Statements" will mean the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, stockholders equity and cash flows, together with the notes thereto, all as audited by Ernest & Young L.L.P., independent accountants, under their report with respect thereto dated February 18, 1997, and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission.

     "Company's Consolidated Balance Sheet" will mean the consolidated balance sheet of the Company as of December 31, 1996, included in the Company's Audited Consolidated Financial Statements.

     "Company's Consolidated Financial Statements" will mean the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

     "Company's Disclosure Letter" will mean a letter of even date herewith delivered by the Company to the Acquiror Companies concurrently with the execution of the Agreement, which, among other things, will identify exceptions to the Company's representations and warranties contained in Article IV by
                                                             ----------
specific section and subsection references.

     "Company's Unaudited Consolidated Financial Statements" will mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997 and the related consolidated statements of income, stockholders equity and cash flows for the three month periods and nine month periods ended September 30, 1996 and September 30, 1997, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission.

     "control" (including the terms "controlled," "controlled by" and "under common control with") will mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

     "Court" will mean any court or arbitration tribunal of the United States or any domestic state, and any political subdivision thereof.

     "Effective Time" will mean the date and time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 2.2.
                -----------

     "Employee Plans" will mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     "Environmental Law" will mean any and all Laws of any Governmental Authority pertaining to human health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including without limitation the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Emergency Planning and Right-to-Know Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, any state or local Laws implementing the foregoing federal Laws, and all other Laws pertaining to the protection of human health and the environment (inclusive, in each case, of all regulations issued thereunder). For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning will apply within the jurisdiction of such state or locality, and; provided further, however, the term "hazardous substance" will include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

     "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

     "ERISA Affiliate" will mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with a specified Person, as such terms are defined in section 414(b), (c), (m) or (o) of the Code.

     "Exchange Act" will mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

     "Exchange Agent" will mean a bank or trust company organized under the Laws of the United States of America or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required thereof under Section 3.2.
                                  -----------

     "Exchange Fund" will mean the fund of Acquiror Common Stock (and the associated Acquiror Rights), cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Common Stock established at the Exchange Agent pursuant to Section 3.2.
                                                           -----------

     "Exchange Ratio" will mean the ratio of conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger as provided in the first sentence of Subsection 3.1(a) as adjusted by Section 3.2.
            -----------------                -----------

     "Expenses" will mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

     "GAAP" will mean generally accepted accounting principles in the United States consistently applied by a specified Person.

     "Governmental Authority" will mean any governmental agency or authority (other than a Court) of the United States or any domestic state, and any political subdivision or agency thereof, and will include any authority having governmental or quasi-governmental powers.

     "HSR Act" will mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnification Agreements" will mean the following Indemnification
Agreements: (i) each of the Indemnification Agreements dated April 17, 1991 between the Company and each of (A) Reginald B. McHone, (B) Derrell Coker, (C) Charles Phipps, (D) L.J. Sevin, (E) Harvey B. Cash, and (F) Dietrich Erdmann;
(ii) the Indemnification Agreement dated December 3, 1997 between the Company and Alan R. Schuele; (iii) the Indemnification Agreement dated June 30, 1995 between the Company and Jimmie C. Vernon; and (iv) each of the Indemnification Agreements dated June 29, 1995 between the Company and (A) William F. Davies, Jr., (B) R. Scott Schaefer, and (C) Jack Kilby.

     "IRS" will mean the Internal Revenue Service.

     "Knowledge" will mean, with respect to either the Company or the Acquiror, the actual knowledge (without duty of inquiry) of any executive officer or any member of the Board of Directors of such party.

     "Law" will mean all laws, statutes, ordinances and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of Law in each such jurisdiction.

     "Lien" will mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Material" will mean material to the condition (financial and other), results of operations or business of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" will have the meaning accorded thereto in Section 11 of the Securities Act.

     "Material Adverse Effect" will mean any change or effect that would be material and adverse to the consolidated business, condition (financial or other), operations, performance or properties (but excluding any outstanding capital stock or other securities) of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" will have the meaning accorded thereto in Section 11 of the Securities Act.

     "Material Contract" will mean each contract, lease, indenture, agreement, arrangement or understanding, whether written or oral, to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 promulgated under the Securities Act pursuant, in the case of the Company, to Paragraph (2),
(4) or (10) of Item 601(b) of Regulation S-K of the Commission and, in the case of the Acquiror, to Paragraph (10) (other than clause (iii) thereof) of Item 601(b) of Regulation S-K of the Commission if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term will, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

          (1) any collective bargaining agreement or other agreement with any labor union;

          (2) any agreement, contract or commitment with any other Person, other than any agency or representation entered in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

          (3) any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year of $100,000 or more;

          (4) any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof,
     (ii) providing for an obligation to pay or accrue compensation of $100,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries; and

          (5) any agency or representation agreement with any Person which is not terminable by the Company or one of its Subsidiaries without penalty upon not more than one year's notice.

     "MGCL" will mean The Maryland General Corporation Law.

     "Multiemployer Plan" will mean any "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, which (i) is (or was within the six (6) years prior to the date of this Agreement) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by a specified Person or any ERISA Affiliate of such Person, and (ii) covers any employee or former employee of such Person or any ERISA Affiliate of such Person.

     "NYSE" will mean The New York Stock Exchange.

     "Order" will mean any judgment, writ, injunction, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

     "PBGC" will mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" will mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) is (or was within the six (6) years prior to the date of this Agreement) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by a specified Person or any ERISA Affiliate of such Person, and (ii) covers any employee or former employee of such Person or any ERISA Affiliate of such Person.

     "Permit" will mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

     "Permitted Encumbrances" will mean the following:

          (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries will have set aside on its books adequate reserves with respect thereto;

          (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries will have set aside on its books adequate reserves with respect thereto;

          (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries is in good faith currently prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary has secured a stay of execution pending such appeal or such proceeding for review; provided that, such Person or such Subsidiary has set aside on its books adequate reserves with respect thereto;

          (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held;

          (5) any lien or privilege vested in any lessor or licensor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent; and

          (6) encumbrances which secure deposits of public funds as required by Law.

     "Person" will mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but will not include a Governmental Authority.

     "Pre-Closing Average Trading Price" will have the meaning ascribed to such term in Subsection 3.2(a).
        -----------------

     "Proxy Statement" will have the meaning ascribed to such term in Section
4.13 hereof.

     "RCRA" will mean the Resource Conservation and Recovery Act of 1976, as amended.

     "Registration Statement" will have the meaning ascribed to such term in
Section 4.13 hereof.

     "Regulation" will mean any rule or regulation of any Governmental Authority having the effect of Law.

     "Reports" will mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

     "SEC Reports" will mean (ii all Annual Reports on Form 10-K promulgated under the Exchange Act, (iv all Quarterly Reports on Form 10-Q promulgated under the Exchange Act, (vi all proxy statements relating to meetings of stockholders (whether annual or special), (vi all Current Reports on Form 8-K promulgated under the Exchange Act and (x) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a Person with the Commission pursuant to the Securities Act or the Exchange Act.

     "Securities Act" will mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

     "Significant Subsidiary" will mean any Subsidiary of the Company or Acquiror, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Commission.

     "Stockholders' Meetings" will have the meaning ascribed to such term in Subsection 7.1(b) hereof.

     A "Subsidiary" of a specified Person will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

     "Surviving Corporation" will mean the Company as the corporation surviving the Merger.

     "Tax Returns" will mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with a taxing authority, or where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Taxes" will mean any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

     "Terminating Acquiror Breach" shall have the meaning ascribed to such term in Subsection 9.1(c) hereof.

     "Terminating Company Breach" shall have the meaning ascribed to such term in Subsection 9.1(b) hereof.

     "Termination Date" shall have the meaning ascribed to such term in Subsection 9.1(e) hereof.

     "Welfare Plan" will mean any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which (i) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by a specified Person or any ERISA Affiliate of such Person, and (ii) covers any employee or former employee of such Person.


                                   ARTICLE II

                                TERMS OF MERGER

      Section 2.1   Statutory Merger.  Subject to the terms and conditions and
                    ----------------
in reliance upon the representations, warranties, covenants and agreements contained herein, Newco will merge with and into the Company at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect will be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of Newco will cease and the Company will continue as the Surviving Corporation and shall succeed to and assume all of the rights and obligations of Newco in accordance with the DGCL.

      Section 2.2   Effective Time.  As soon as practicable after the
                    --------------
satisfaction or, if permissible, waiver of the conditions set forth in Article
                                                                       -------
VIII hereof, the parties hereto will cause the Merger to be consummated by
----
filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL.

      Section 2.3   Effect of the Merger.  At the Effective Time, the effect of
                    --------------------
the Merger will be as provided in the applicable provisions of the DGCL.

      Section 2.4    Certificate of Incorporation; Bylaws.  At the Effective
                    ------------------------------------
Time, the certificate of incorporation and the bylaws of Newco, as in effect immediately prior to the Effective Time will be the certificate of incorporation and the bylaws of the Surviving Corporation, except that from and after the Effective Time Article I of the certificate of incorporation will be read in its entirety as follows:

      The name of the corporation is "BENCHMARQ Microelectronics, Inc."

      Section 2.5   Directors and Officers.  The directors of Newco immediately
                    ----------------------
prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      Section 3.1   Merger Consideration; Conversion and Cancellation of
                    ----------------------------------------------------
Securities.  At the Effective Time, by virtue of the Merger and without any
----------
action on the part of the Acquiror Companies, the Company or the holders of any of the securities of the Company:

          (a) Subject to the provisions of Section 3.2 hereof and the other provisions of this Article III, each share of Company Common Stock issued
                        -----------
     and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Subsection 3.1(c)) will be converted into
                                       -----------------
     the right to receive one (1) share of Acquiror Common Stock (and the associated Acquiror Right) (as such ratio is adjusted pursuant to Section
                                                                       -------
     3.2, the "Exchange Ratio"). Notwithstanding the foregoing, if between the
     ---
     date of this Agreement and the Effective Time the outstanding shares of the Acquiror Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares, the Common Stock Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares.

          (b) Subject to the other provisions of this Article III, all shares of
                                                      -----------
     Company Common Stock will, upon conversion thereof into shares of Acquiror Common Stock (and the associated Acquiror Rights) at the Effective Time, cease to be outstanding and will automatically be cancelled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Subsection 3.1(c)) will thereafter be deemed, for all purposes
                  -----------------
     other than the payment of dividends or distributions, to represent that number of shares of Acquiror Common Stock (and the associated Acquiror Rights) determined pursuant to the Common Stock Exchange Ratio. The holders of certificates previously evidencing Company Common Stock will cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by Law.

          (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly-owned Subsidiary of the Acquiror or of the Company immediately prior to the Effective Time will be cancelled.

          (d) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     Section 3.2    Adjustments to the Exchange Ratio.  The Exchange Ratio shall
                    ---------------------------------
be subject to adjustment as follows:

          (a) if the average of the mean high and low per share trading prices on the NYSE of shares of Acquiror Common Stock (as reported for the NYSE Composite Transactions in the Wall Street Journal) during the 20 consecutive trading days ending on the tenth day prior to the Company Stockholders' Meeting (the "Pre-Closing Average Price") is less than $16.00, then the Exchange Ratio shall be adjusted such that each share of Company Common Stock is converted into the right to receive a number of shares of Acquiror Common Stock (and the associated Acquiror Rights) equal to the quotient obtained by dividing (i) $16.00 by (ii) the Pre-Closing Average Price, provided, however, that, the Exchange Ratio shall in no event be higher than 1.33; and

          (b) if the Pre-Closing Average Price is greater than $24.00, then the Exchange Ratio shall be adjusted such that each share of Company Common Stock is converted into the right to receive a number of shares of Acquiror Common Stock (and the associated Acquiror Rights) equal to the quotient obtained by dividing (i) $24.00 by (ii) the Pre-Closing Average Price.

      Section 3.3   Exchange of Certificates.
                    ------------------------

          (a) Exchange Fund.  On the Closing Date, the Acquiror will deposit, or
              -------------
     cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, (i) certificates evidencing a
          -----------
     number of shares of Acquiror Common Stock (and the associated Acquiror Rights) equal to the product of the Exchange Ratio multiplied by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any such shares to be cancelled pursuant to Subsection 3.1(c)) and (ii) cash in an amount equal to any
                 -----------------
     dividends or other distributions declared in respect of such shares of Acquiror Common Stock and having a record date after the Effective Time. Thereafter, the Acquiror will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of any former holders of Company Common Stock who have not yet surrendered their shares of Company Common Stock for exchange, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender, payable with respect to any shares of Acquiror Common Stock remaining in the Exchange Fund on such record date. The Exchange Agent will, pursuant to irrevocable instructions from the Acquiror, deliver Acquiror Common Stock (and associated Acquiror Rights) and any dividends or distributions related thereto, in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to Subsection 3.3(c).
        -----------------

          (b) Letter of Transmittal.  Promptly after the Effective Time, the
              ---------------------
     Acquiror will cause the Exchange Agent to mail to each record holder of a certificate or certificates representing Company Common Stock immediately prior to the Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Company Common Stock shall pass, only upon delivery of the certificates for Company Common Stock to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as the Acquiror may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Company Common Stock. Upon surrender of a certificate for Company Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III,
                                                                 -----------
     after giving effect to any required withholding tax, and the certificate for Company Common Stock so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash, if any, to be paid which is in the Exchange Fund as part of the Exchange Ratio.

          (c) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
     Exchange Agent will distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more certificates, accompanied by a duly executed letter of transmittal that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of Acquiror Common Stock (and the associated Acquiror Rights) into which such shares of Company Common Stock were converted pursuant to the Merger and any dividends or distributions related thereto. If shares of Acquiror Common Stock (and the associated Acquiror Rights) are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it will be a condition of issuance of the Acquiror Common Stock (and the associated Acquiror Rights) that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed by a member firm of the NYSE or a bank chartered under the Laws of the United States of America, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Acquiror Common Stock (and the associated Acquiror Rights) to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Acquiror that any such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to any former holder of Company Common Stock for any Acquiror Common Stock (and the associated Acquiror Rights) or dividends or distributions thereon delivered to a public official pursuant to any applicable escheat Law.

          (d) Distributions with Respect to Unexchanged Shares of Company Common
              ------------------------------------------------------------------
     Stock.  No dividends or other distributions declared or made with respect
     -----
     to Acquiror Common Stock with a record date on or after the Effective Time will be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat Law, following surrender of any such certificate, there will be paid from the Exchange Fund to the holder of the certificates evidencing whole shares of Acquiror Common Stock (and the associated Acquiror Rights) issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

          (e) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
     which remains unclaimed by the former holders of Company Common Stock for twelve months after the Effective Time will be delivered to the Acquiror, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III will, subject to applicable
                                    -----------
     abandoned property, escheat and other similar Laws, thereafter look only to the Acquiror for the Acquiror Common Stock (and associated Acquiror Rights) and any cash to which they are entitled.

          (f) Withholding of Tax.  The Acquiror or the Exchange Agent will be
              ------------------
     entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Acquiror or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding were made by the Acquiror.

          (g) Lost Certificates.  If any certificate evidencing Company Common
              -----------------
     Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Acquiror, the posting by such Person of a bond, in such reasonable amount as the Acquiror may direct, as indemnity against claims that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Acquiror Common Stock (and associated Acquiror Rights) to which the holder may be entitled pursuant to this

     Article III and any dividends or other distributions to which the holder
     -----------
     thereof may be entitled pursuant to Subsection 3.3(d).
                                         -----------------

      Section 3.4   Closing.  The Closing will take place at the offices of
                    -------
Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108, at 10:00 a.m. local time on the second Business Day following the date on which the conditions to the Closing have been satisfied or waived or at such other place, time and date as the parties hereto may agree.
At the conclusion of the Closing on the Closing Date, the parties hereto will cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

      Section 3.5   Stock Transfer Books.  At the Effective Time, the stock
                    --------------------
transfer books of the Company will be closed and there will be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, certificates representing Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and upon delivery of a duly executed letter of transmittal exchanged for certificates representing Acquiror Common Stock (and associated Acquiror Rights).

      Section 3.6   No Fractional Shares.  In the event the Exchange Ratio is
                    --------------------
modified or changed in a manner that would result in the issuance of fractional shares of Acquiror Common Stock, the parties nevertheless agree that no fractional shares of Acquiror Common Stock shall be issued to the holders of Company Common Stock. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Section 3.6 would be entitled to receive a fractional share of Acquiror Common Stock pursuant to the Merger shall be paid cash, without any interest thereon, in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Acquiror Common Stock on the NYSE on the day of the Effective Time, or, if shares of Acquiror Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the NYSE. For this purpose, shares of Company Common Stock of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount in respect of more than one share of Acquiror Common Stock.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Acquiror Companies that:

      Section 4.1   Organization and Qualification; Subsidiaries.  The Company
                    --------------------------------------------
and each Subsidiary of the Company are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that would not individually or in the aggregate have a Material Adverse Effect on the Company. Section 4.1 of the
                                                          -----------
Company's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned Subsidiaries, together with (A) the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company, and (B) an indication of whether each such Subsidiary is a Significant Subsidiary. Neither the Company nor any of its Subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is Material to the Company.

      Section 4.2   Certificate of Incorporation; Bylaws.  The Company has
                    ------------------------------------
heretofore marked for identification and furnished to the Acquiror complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

      Section 4.3   Capitalization.
                    --------------

          (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock of which, as of February 27, 1998, 7,114,939 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of the preemptive or similar rights of any Person and
     (ii) 22,000,000 shares of Preferred Stock, par value $.01 per share, of which none is issued. Since February 27, 1998, the Company has not issued any shares of the Company Common Stock except pursuant to the exercise of outstanding Company Stock Options and otherwise to the extent set forth in

     Subsection 4.3(a) of the Company's Disclosure Letter.  Except as set forth
     -----------------
     in Subsection 4.3(a) of the Company's Disclosure Letter, since February 2,
        -----------------
     1998, the Company has not granted any options for, or other rights to purchase, shares of the capital stock of the Company.

          (b) Except as set forth in Subsection 4.3(b) of the Company's
                                    ------------------
     Disclosure Letter or in the Company's Consolidated Financial Statements, no shares of capital stock of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company, (ii to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or (ii to grant any Lien on any shares of capital stock of the Company.

          (c) The authorized, issued and outstanding capital stock of, or other equity interests in, each of the Company's Subsidiaries and the names and addresses of the holders of record of the capital stock or other equity interests of each such Subsidiary are set forth in Subsection 4.3(c) of the
                                                        -----------------
     Company's Disclosure Letter.  Except as set forth in Subsection 4.3(c) of
                                                          -----------------
     the Company's Disclosure Letter, (i) the issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person; (ii) all such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in Subsection 4.3(c) of the
                                                  -----------------
     Company's Disclosure Letter are owned (A) beneficially as set forth therein and (B) free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Company; except with respect to clause (i), (ii) or (iii) of this Subsection 4.3(c) for such
                                                  -----------------
     matters that would not, in the aggregate, have a Material Adverse Effect on the Company.

          (d) Except as set forth in Subsection 4.3(d) of the Company's
                                     -----------------
     Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, any third Person, is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Subsidiaries under the Securities Act.

      Section 4.4   Authorization of Agreement.  The Company has all requisite
                    --------------------------
corporate power and authority to execute and deliver this Agreement, the Option Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Option Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company, which approval and adoption in accordance with the DGCL and the Company's certificate of incorporation shall require the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock). This Agreement and the Option Agreement have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the Acquiror Companies) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

      Section 4.5   Approvals.  Except for the applicable requirements, if any,
                    ---------
of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky Laws, (d) the HSR Act, (e) the filing and recordation of appropriate merger documents as required by the DGCL and (f) those Laws, Regulations and Orders noncompliance with which would not have in the aggregate a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Option Agreement or a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit, Order, or consent of, any Court or Governmental Authority is required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Agreement or the Option Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

      Section 4.6   No Violation.  Assuming effectuation of all filings and
                    ------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits, Orders and consents of, Courts or Governmental Authorities indicated as required in Section 4.5 hereof and receipt
                                                  -----------
of the approval of the Merger by the stockholders of the Company as required by the DGCL and except as set forth in Section 4.6 of the Company's Disclosure
                                    -----------
Letter, neither the execution and delivery by the Company of this Agreement, the Option Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Company, (ii the certificate of incorporation or bylaws of the Company or (ii any contract, note, bond, mortgage, indenture, license, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section 4.6,
                                                                -----------
except in any such case for any matters described in this Section 4.6 that would
                                                          -----------
not in the aggregate have a Material Adverse Effect upon the ability of the Company to perform its obligations under this Agreement or the Option Agreement or a Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all requisite action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of Section 203 of the DGCL.

      Section 4.7   Reports.
                    -------

          (a) Since December 31, 1994, the Company and its Subsidiaries have timely filed (i) all SEC Reports required to be filed with the Commission and (ii) all other Reports required to be filed with any other Governmental Authorities, including state securities administrators, except where the failure to file any such Reports would not in the aggregate have a Material Adverse Effect on the Company. Such Reports, including all those filed after the date of this Agreement and prior to the Effective Time, (i) were prepared in all Material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports of the Company, the Securities Act and the Exchange Act, as the case may be) and (ii), in the case of SEC Reports, did not at the time they were filed contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company's Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports of the Company filed with the Commission since December 31, 1994 (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP consistently applied during the periods involved, (except (A) to the extent required by changes in GAAP and (B), with respect to SEC Reports of the Company filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

          (c) Except as set forth in Subsection 4.7(c) of the Company's
                                     -----------------
     Disclosure Letter, there exist no liabilities or obligations of the Company and its Subsidiaries that are Material to the Company, whether accrued, absolute, contingent or threatened, which would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Company (including the notes thereto) as of and for the period ended on the date of this representation and warranty, other than
     (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Consolidated Financial Statements, (ii liabilities or obligations incurred in the ordinary course of business of the

      Company and its Subsidiaries since September 30, 1997, and (iii) liabilities or obligations the incurrence of which is not prohibited by Subsection 6.2(a).
     -----------------

      Section 4.8   No Material Adverse Effect; Conduct.
                    -----------------------------------

          (a) Since December 31, 1996, (i) no event or events (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in this Article IV) have, to
                                                            ----------
     the Knowledge of the Company, occurred that, individually or in the aggregate, would constitute or cause a Material Adverse Effect on the Company and (ii) there have not been any change or changes in the business, condition (financial or other), results of operations, properties, assets or liabilities of the Company or its Subsidiaries which would have, in the aggregate, a Material Adverse Effect on the Company.

          (b) Except as disclosed in Subsection 4.8(b) of the Company's
                                     -----------------
     Disclosure Letter, during the period from December 31, 1996 to the date of this Agreement, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (xiii) of

     Subsection 6.2(a) or agreed in writing or otherwise during such period
     -----------------
     prior to the date of this Agreement to engage in any such conduct.

      Section 4.9   Title  to Properties.  The Company or its Subsidiaries,
                    --------------------
individually or together, have good, valid and marketable title to or a valid leasehold in, all of the properties and assets (real, personal and mixed, tangible and intangible) that are necessary to the conduct of the business of the Company as it is currently being conducted including, without limitation, all of the properties and assets reflected in the Company's Consolidated Balance Sheet, other than any properties or assets that (i) have been sold or otherwise disposed of in the ordinary course of business consistent with past practice or (ii are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Consolidated Financial Statements and (y) Liens that, individually or in the aggregate, are not Material to the Company. None of such properties are securities pledged for interest rate swap, cap or floor contracts. The Company or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties being held under capitalized leases, and all real and personal property that is subject to operating leases, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have expired in accordance with their terms without any liability of any party thereto and (ii) any properties that, individually or in the aggregate, are not Material to the Company.
Neither the Company nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

      Section 4.10   Certain Obligations.  Section 4.10 of the Company's
                     -------------------   ------------
Disclosure Letter contains a true and complete list of the Material Contracts of the Company and its Subsidiaries. Except as set forth in Section 4.10 of the
                                                         ------------
Company's Disclosure Letter, all Material Contracts to which the Company or any of its Subsidiaries is a party are in full force and effect, the Company or the Subsidiary of the Company that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that would not have a Material Adverse Effect on the Company.

      Section 4.11   Permits; Compliance. The Company and its Subsidiaries have
                     -------------------
obtained all Permits that are necessary to carry on their businesses as currently conducted, except for any such Permits which the failure to possess, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Such Permits are in full force and effect, have not been violated in any respect that would have a Material Adverse Effect on the Company and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits would not have a Material Adverse Effect on the Company.

      Section 4.12   Litigation; Compliance with Laws.  There are no actions,
                     --------------------------------
suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 4.12 or any other Section of the Company's Disclosure Letter or
         ------------
(b) in the aggregate, would not have a Material Adverse Effect on the Company. There are no claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company or any of its Subsidiaries for indemnification pursuant to any Law, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 of the
                                                          ------------
Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any written agreement, directive, memorandum of understanding or Order with or by any Court or Governmental Authority restricting its operation or requiring any Material actions. Except as set forth in Section 4.12 of the
                                                           ------------
Company's Disclosure Letter, the Company and its Subsidiaries are in compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

      Section 4.13   Information in Disclosure Documents and Registration
                     ----------------------------------------------------
Statement.  None of the information to be supplied by Company for inclusion or
---------
incorporation by reference in the joint proxy statement to be distributed in connection with the Acquiror and Company's respective meetings of stockholders to vote upon this Agreement, (the "Proxy Statement") or the registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto being the "Registration Statement") to be filed by Acquiror with the SEC will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue state ment of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the Regulations promulgated thereunder.

        Section 4.14  Employee Plans; Collective Bargaining Agreements.  Except
                      ------------------------------------------------
as set forth in Section 4.14 of the Company's Disclosure Letter, the Company
                ------------
represents and warrants as follows:

          (a)  Pension Plans.
               -------------

               (i) No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan of the Company or any ERISA Affiliate thereof with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate thereof has failed to pay when due any "required installment," within the meaning of section 412(m) of the Code and
          Section 302(e) of ERISA, whichever may apply, with respect to any such Pension Plan. Neither the Company nor any ERISA Affiliate thereof is subject to any Lien imposed under section 412(n) of the Code or
          Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any such Pension Plan. All "benefit liabilities" within the meaning of
          Section 4001(a)(16) of ERISA, are fully funded as of the Closing Date with respect to each such Pension Plan as determined on a termination basis using the assumed interest rate set forth in each Pension Plan.

               (ii) Neither the Company nor any ERISA Affiliate thereof is required to provide security to a Pension Plan under section 401(a)(29) of the Code.

               (iii) Except as otherwise disclosed in Subsection 4.14(a) of the
                                                      ------------------
     Company's Disclosure Letter, each Pension Plan of the Company or any ERISA Affiliate thereof and each related trust agreement, annuity contract or other funding instrument is qualified and tax exempt under the provisions of Code sections 401(a) and 501(a), and each has been so determined by the IRS, or application for such determination has been made and is currently pending. Any such Pension Plan that has been terminated has received a favorable determination letter from the IRS with respect to its termination, or application for such determination has been made and is currently pending.

               (iv) Each Pension Plan of the Company or any ERISA Affiliate thereof, related trust agreement, annuity contract or other funding instrument is in Material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all Laws which are applicable to such Pension Plan, related trust agreement, annuity contract or other funding instrument, including without limitation ERISA and the Code.

               (v) The Company or an ERISA Affiliate thereof has paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Pension Plan of the Company or any ERISA Affiliate thereof which is covered by Title IV of ERISA for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate thereof has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction which is described in Section 4069 of ERISA. There has been no unreported "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) requiring notice to the PBGC with respect to any Pension Plan of the Company or any ERISA Affiliate thereof. No filing has been made by the Company or any ERISA Affiliate thereof with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan of the Company or any ERISA Affiliate thereof. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan of the Company or any ERISA Affiliate thereof by the PBGC, or which could reasonably be expected to result in liability of the Company or any ERISA Affiliate thereof to the PBGC with respect to any such Pension Plan, other than liabilities for premium payments. Neither the Company nor any ERISA Affiliate thereof has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions to any Pension Plan of the Company or any ERISA Affiliate thereof subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate thereof made contributions during the six (6) years prior to the date hereof.

          (b) Multiemployer Plans.  There are no Multiemployer Plans of the
              -------------------
     Company or any ERISA Affiliate thereof, and neither the Company nor any ERISA Affiliate thereof has ever maintained, contributed to, or participated or agreed to participate in any Multiemployer Plan.

          (c) Welfare Plans.
              -------------

               (i) Each Welfare Plan of the Company or any ERISA Affiliate thereof is in Material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all Laws which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

               (ii) An estimate of the liabilities of the Company and any of its ERISA Affiliates for providing retiree life and medical benefits coverage to active and retired employees of the Company and any of its ERISA Affiliates has been made and is reflected on the appropriate balance sheet and books and records according to Statement of Financial Accounting Standards No. 106. The Company or any ERISA Affiliate thereof has the right to modify or terminate any Welfare Plans of the Company or any ERISA Affiliate thereof that provide coverage or benefits for either or both retired and active employees and/or their dependents and beneficiaries.

               (iii) Each Welfare Plan of the Company or any ERISA Affiliate thereof which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance at all times with the provisions of Parts 6 and 7 of Title I, Subtitle B of ERISA and sections 4980B and 9801 through 9806 of the Code.

               (iv) There are no Welfare Plans of the Company or any ERISA Affiliate thereof which are self-insured "multiple employer welfare arrangements" as such term is defined in Section 3(40) of ERISA.

          (d)  Benefit Arrangements.
               --------------------

               (i) Each Benefit Arrangement of the Company or any ERISA Affiliate thereof is in Material compliance with its terms and with the requirements prescribed by any and all Laws which are applicable to such Benefit Arrangement, including without limitation the Code.

               (ii)   Except as set forth in Subsection 4.14(d) of the Company's
                                           ------------------
          Disclosure Letter, neither the Company nor any ERISA Affiliate thereof is a party to or is bound by any severance agreement, plan, or program (other than such an agreement, plan, or program providing for payments of less than $50,000 in the aggregate to all participants).

               (iii) Each outstanding Company Stock Options not vested or exercisable at the Effective Time shall, as a result of the transactions contemplated hereby, automatically and without any action by the Company or the Board of Directors of the Company, become vested and exercisable at the Effective Time.

          (e)  Fiduciary Duties and Prohibited Transactions.  Neither the
               --------------------------------------------
     Company nor any ERISA Affiliate thereof has any liability with respect to any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or section 4975(c)(2) or (d) of the Code to which any Welfare Plan or Pension Plan of the Company or any ERISA Affiliate thereof is subject. To the Knowledge of the Company, neither the Company nor any ERISA Affiliate thereof has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan of the Company or any ERISA Affiliate thereof or has any unpaid civil penalty under Section 502(1) of ERISA.

          (f) Litigation.  There is no Material action, Order or claim, suit,
              ----------
     litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan of the Company or any ERISA Affiliate thereof that is pending or, to the Knowledge of the Company, threatened or anticipated against the Company or any ERISA Affiliate thereof other than routine claims for benefits.

          (g) Unpaid Contributions.  Neither the Company nor any ERISA Affiliate
              --------------------
     thereof has any liability for unpaid contributions with respect to any Employee Plan of the Company or any ERISA Affiliate thereof. The Company and all its ERISA Affiliates have made all required contributions under each such Employee Plan or proper accruals have been made and are reflected on the appropriate balance sheet and books and records, including without limitation, any accruals for vacation or sick leave which may be carried over from one year to the next.

          (h) Change of Control Payments.  Except as otherwise disclosed in
              --------------------------
     Subsection 4.14(h) of the Company's Disclosure Letter, the execution of
     ------------------
     this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in connection with another event, result in any payment (whether of separation pay or otherwise) becoming due from the Company or any ERISA Affiliate thereof (under an Employee Plan of the Company or any ERISA Affiliate thereof or otherwise) to any current or former employee or consultant of the Company or any ERISA Affiliate thereof, or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former employee or consultant of the Company or any ERISA Affiliate thereof (under an Employee Plan of the Company or any ERISA Affiliate thereof or otherwise).

          (i) Material Adverse Effects.  With respect to Employee Plans of the
              ------------------------
     Company or any ERISA Affiliate thereof, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate thereof could be subject to any liability under the terms of such Employee Plans, ERISA, the Code, or any other applicable Law, other than any condition or set of circumstances that would not have a Material Adverse Effect on the Company or any ERISA Affiliate thereof.

          (j) Copies of Documentation.  Included in Section 4.14(j) of the
              -----------------------               ---------------
     Company Disclosure Letter is a list of all Employee Plans of the Company. The Company has delivered pursuant to this Agreement a true and complete set of copies of (i) all Employee Plans of the Company or any ERISA Affiliate thereof (including without limitation, employment agreements) and related trust agreements, annuity contracts or other funding instruments as in effect immediately prior to the date hereof, together with all amendments thereto which will become effective at a later date; (ii) the latest IRS determination letter obtained with respect to any such Employee Plan qualified or exempt under section 401 or 501 of the Code; (iii) Forms 5500 including all schedules, attachments, and certified financial statements for the most recently completed three fiscal years for each Employee Plan of the Company or any ERISA Affiliate thereof required to file such form, together with the most recent actuarial report, if any, prepared by the such Employee's Plan's enrolled actuary; (iv) all summary plan descriptions for each Employee Plan of the Company or any ERISA Affiliate thereof required to prepare, file and distribute summary plan descriptions; (v) all summaries furnished or made available to employees, officers and directors of the Company or any ERISA Affiliate thereof of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required; (vi) current registration statements on Form S-8 and amendments thereto with respect to any Employee Plan of the Company or any ERISA Affiliate thereof; (vii) the notifications to employees of their rights under COBRA with respect to each Welfare Plan of the Company or any ERISA Affiliate thereof subject to COBRA; and (viii) the Indemnification Agreements.

          (k) No collective bargaining agreement to which the Company or any of its Subsidiaries is a party is currently in effect or is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries that would have a Material Adverse Effect on the Company. Neither the Company or any of its Subsidiaries nor any representative or employee of the Company or any of its Subsidiaries has in the United States committed any unfair labor practices in connection with the operation of the business of the Company and its Subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

      Section 4.15  Taxes.  Except as set forth in Section 4.15 of the Company's
                    -----                          ------------
Disclosure Letter, all Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member have been timely filed, and all such Tax Returns are true, complete and correct except to the extent any failure to file, or any incompletions or inaccuracies in, filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations and warranties made in this Section 4.15, to the extent that
                                            ------------
they relate to any group of which the Company or any of its Subsidiaries were not the common parent, are made to the Knowledge of the Company and its Subsidiaries). All Taxes due and owing by or with respect to the Company or any Subsidiary of the Company have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit, examination, claimed deficiency, refund litigation, proposed adjustment or matter in controversy regarding any Taxes due and owing by or with respect to the Company or any Subsidiary of the Company that would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by or with respect to the Company or any Subsidiary of the Company with respect to completed and settled examinations or concluded litigation have been paid. Prior to the date of this Agreement, the Company has provided Acquiror with written schedules setting forth (ii the taxable years of the Company for which the statutes of limitations with respect to federal and Material state income taxes have not expired and (iv with respect to federal and Material state income taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Except as set forth in Section 4.15 of the Company's Disclosure Letter, none of the Company or
         ------------
any of its Subsidiaries is a party to any agreement, contract, arrangement or plan, whether written or oral, that has resulted or would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company and each of its Subsidiaries have complied in all material respects with all rules and Regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries (i) has waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement.

      Section 4.16   Environmental Matters.  Except for matters disclosed in
                     ---------------------
Section 4.16 of the Company's Disclosure Letter and except for matters that,
------------
individually or in the aggregate, would not have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment in violation of applicable Environmental Laws by the Company or its Subsidiaries or in connection with their properties or operations; (e) there has been no exposure (attributable to the action of the Company or its Subsidiaries) of any Person or property to any hazardous substance, pollutant or contaminant in violation of applicable Environmental Laws in connection with the properties, operations and activities of the Company and its Subsidiaries; and (f) the Company and its Subsidiaries have made available to the Acquiror all internal and external environmental audits, studies and reports and all correspondence on substantial environmental matters (in each case relevant to the Company or any of its Subsidiaries) in the possession of the Company or its Subsidiaries.

      Section 4.17   Intellectual Property.  The Company or one or more of its
                     ---------------------
Subsidiaries own, or hold valid licenses under, or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted except for any such intellectual property as to which the failure to own or hold licenses would not in the aggregate have a Material Adverse Effect on the Company. Except as set forth in

Section 4.17 of the Company's Disclosure Letter, neither the Company nor any of
------------
its Subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets, copyrights and other proprietary rights owned or held by other Persons, except, in each case, for matters that would not in the aggregate have a Material Adverse Effect on the Company. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will violate or breach the terms of or cause any cancellation of any Material license held by the Company or any of its Subsidiaries under any patent, trademark, service mark, trade name, trade secret or copyright. Except as set forth in Section 4.17, of the
                                                        ------------
Company's Disclosure Letter, no claim of infringement of any patent, copyright, trade secret, or other proprietary right is pending against the Company.

      Section 4.18   Insurance.  The Company and its Subsidiaries own and are
                     ---------
beneficiaries under all such insurance policies/fidelity bonds underwritten by reputable insurers/sureties that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which the Company and its Subsidiaries operate. To the Knowledge of the Company, all such policies/bonds are in full force and effect and all premiums due thereon have been paid. Section 4.18 of the Company's Disclosure Letter sets forth a list,
            ------------
including the name of the underwriter/surety, the risks insured, coverage and related limits and deductibles, expiration dates and significant riders, of the principal insurance policies/fidelity bonds currently maintained by the Company and its Subsidiaries.

      Section 4.19  Pooling; Tax Matters.  To the Knowledge of the Company after
                    --------------------
due investigation, neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations and interpretations of the Commission or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

      Section 4.20  Affiliates.  Section 4.20 of the Company's Disclosure Letter
                    ----------   ------------
contains a true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, excluding all its Subsidiaries but including all directors and executive officers of the Company.

      Section 4.21  Brokers.  No broker, finder, investment banker or other
                    -------
Person (other than Prudential Securities, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Acquiror a complete and correct copy of all agreements between the Company and Prudential Securities, Inc. pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

      Section 4.22  Opinion of Financial Advisor.  The Board of Directors of the
                    ----------------------------
Company has received the opinion of Prudential Securities, Inc., the Company's financial advisor, substantially to the effect that the consideration to be received by the holders of the Company Common Stock in the Merger is fair to such holders from a financial point of view, a copy of which has been provided to the Acquiror.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     The Acquiror Companies hereby represent and warrant to the Company that:

     Section 5.1   Organization and Qualification; Subsidiaries.  The Acquiror,
                   --------------------------------------------
Newco and each other Subsidiary of the Acquiror are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that would not individually or in the aggregate have a Material Adverse Effect on the Acquiror.
Section 5.1 of the Acquiror's Disclosure Letter sets forth, as of the date of
-----------
this Agreement, a true and complete list of all Significant Subsidiaries of the Acquiror, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another Subsidiary of the Acquiror. Neither the Acquiror, Newco nor any other Subsidiary of the Acquiror owns an equity interest in any partnership or joint venture arrangement or other business entity that is Material to the Acquiror.

     Section 5.2   Articles of Incorporation; Bylaws.  The Acquiror has
                   ---------------------------------
heretofore marked for identification and furnished to the Company complete and correct copies of the articles of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Acquiror and each of its Significant Subsidiaries. None of the Acquiror, Newco or any of the Acquiror's Significant Subsidiaries is in violation of any of the provisions of its articles of incorporation or bylaws (or equivalent organizational documents).

     Section 5.3   Capitalization.
                   --------------

             (a) The authorized capital stock of the Acquiror consists of (i) 60,000,000 shares of Acquiror Common Stock of which as of February 25, 1998, 24,311,832 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and, were not issued in violation of any preemptive or similar rights of any Person, and
     (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none is issued. Since February 25, 1998, the Acquiror as not issued any shares of Acquiror Common Stock, except pursuant to the exercise of outstanding Acquiror Stock Options and otherwise to the extent set forth in Subsection 5.3(a) of the Acquiror's Disclosure Letter. Except as set forth
     -----------------
     in Subsection 5.3(a) of the Acquiror's Disclosure Letter, since January 22,
        -----------------
     1998, the Acquiror has not granted any options for, or other rights to purchase, shares of the capital stock of the Acquiror.

             (b)   Except as set forth in Subsection 5.3(b) of the Acquiror's
                                          -----------------
     Disclosure Letter or in the Acquiror's Consolidated Financial Statements, no shares of capital stock of Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror, (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror or (iii) to grant any Lien on any shares of capital stock of the Acquiror.

             (c) (i) All the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Acquiror are owned by the Acquiror or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Acquiror or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Subsidiary of the Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Acquiror or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Acquiror or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Acquiror; except with respect to clause (i), (ii) or (iii) of this Subsection 5.3(c) for such matters that would not in the aggregate have a
     -----------------
     Material Adverse Effect on the Acquiror.

             (d) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror or any of its Significant Subsidiaries or, to the Knowledge of the Acquiror, any third Person is a party or by which the Acquiror or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Acquiror or any of its Significant Subsidiaries.

     Section 5.4   Authorization of Agreement.  Each of the Acquiror Companies
                   --------------------------
has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Acquiror Companies of this Agreement and each instrument required hereby to be executed and delivered by the Acquiror Companies at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action (including stockholder action) on the part of the Acquiror Companies (other than approval of the issuance of shares of Acquiror Common Stock pursuant to this Agreement by the Stockholders of the Acquiror, which approval and adoption shall require the affirmative vote of the holders of not less than a majority of the shares of Acquiror Common Stock present or represented at the Acquiror's Stockholders' Meeting). This Agreement has been duly executed and delivered by each of the Acquiror Companies and (assuming due authorization, execution and delivery hereof by the Company) constitutes a legal, valid and binding obligation of each of the Acquiror Companies, enforceable against each of the Acquiror Companies in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights general or to general principles of equity.

     Section 5.5   Approvals.  Except for the applicable requirements, if any,
                   ---------
of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky Laws, (d) the HSR Act, (e) the NYSE, (f) the filing and recordation of appropriate merger documents as required by the DGCL and (g) those Laws, Regulations and Orders noncompliance with which would not have in the aggregate a Material Adverse Effect on the ability of the Acquiror or Newco to perform its obligations under this Agreement or a Material Adverse Effect on the Acquiror, no filing or registration with, no waiting period imposed by and no Permit, Order or consent of, any Court or Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or any of its Subsidiaries to permit the Acquiror or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

     Section 5.6   No Violation.  Assuming effectuation of all filings and
                   ------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits, Orders or consents of, Courts or Governmental Authorities indicated as required in Section 5.5 hereof, neither
                                                  -----------
the execution and delivery by the Acquiror or Newco of this Agreement or any instrument required hereby to be executed and delivered by the Acquiror or Newco at the Closing nor the performance by the Acquiror or Newco of their respective obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Acquiror or Newco, (ii) the articles of incorporation or bylaws of the Acquiror or Newco or (iii) any contract, note, bond, mortgage, indenture, license, agreement or other instrument to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section
                                                                      -------
5.6, except in any such case for any matters described in this Section 5.6 that
---                                                            -----------
would not have in the aggregate a Material Adverse Effect upon the ability of the Acquiror or Newco to perform its obligations under this Agreement or a Material Adverse Effect on the Acquiror. Prior to the execution of this Agreement, the Board of Directors of the Acquiror has taken all requisite actions to cause the transactions contemplated by this Agreement to be exempt from the provisions of Section 3-601 et.

seq. of the MGCL and to ensure that the execution, delivery and performance of this Agreement by the Acquiror will not cause any Acquiror Rights to become exercisable.

     Section 5.7   Reports.
                   -------

             (a) Since January 31, 1994, the Acquiror and its Subsidiaries have timely filed (i) all SEC Reports required to be filed with the Commission and (ii) all other Reports required to be filed with any other Governmental Authorities, including state securities administrators except where the failure to file any such Reports would not in the aggregate have a Material Adverse Effect on the Acquiror. The Reports, including those filed after the date of this Agreement and prior to the Effective Time, (i) were prepared in all Material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports, the Securities Act and the Exchange Act, as the case may be and (ii) in the case of SEC Reports, did not at the time they were filed contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) The Acquiror's Consolidated Financial Statements and any consolidated financial statements of the Acquiror (including any related notes thereto) contained in any SEC Reports of the Acquiror filed with the Commission since January 31, 1994 (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP consistently applied during the periods involved (except (A) to the extent required by changes in GAAP and (B), with respect to SEC Reports of the Acquiror filed prior to the date of this Agreement, as may be indicated in the notes thereto), and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

             (c) There exist no liabilities or obligations of the Acquiror and its Subsidiaries that are Material to the Acquiror, whether accrued, absolute, contingent or threatened, which would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Acquiror (including the notes thereto) as of and for the period ended on the date of this representation and warranty, other than
     (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Acquiror and its Subsidiaries since November 1, 1997, and (iii) liabilities or obligations the incurrence of which are not prohibited by Subsection 6.2(b) hereof.
     -----------------

     Section 5.8   No Material Adverse Effect; Conduct.
                   -----------------------------------

             (a) Since January 31, 1997, (i) no event or events (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Acquiror's industry and other than any event that is expressly subject to any other representation or warranty contained in this Article V) have, to the Knowledge of the
                                   ---------
     Acquiror, occurred that, individually or in the aggregate, would constitute or cause a Material Adverse Effect on the Acquiror and (ii) there have not been any change or changes in the business condition (financial or other), results of operations, properties, assets or liabilities of the Acquiror or its Subsidiaries which would have in the aggregate a Material Adverse Effect on the Acquiror.

             (b) During the period from January 31, 1997 to the date of this Agreement, neither the Acquiror nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (viii) of Subsection 6.2(b) hereof or agreed in writing or otherwise during such
     -----------------
     period prior to the date of this Agreement to engage in any such conduct.

     Section 5.9   Litigation; Compliance with Laws.  There are no actions,
                   --------------------------------
suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 5.9 or any other Section of the Acquiror's Disclosure Letter or
         -----------
(b) in the aggregate, would not have a Material Adverse Effect on the Acquiror. Except as set forth in Section 5.9 of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is subject to any written agreement, directive, memorandum of understanding or Order with or by any Court or Governmental Authority restricting its operation or requiring any Material actions. Except as set forth in Section 5.9 of the Acquiror's Disclosure Letter, the Acquiror and its Subsidiaries are in compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Acquiror.

     Section 5.10  Information in Disclosure Documents and Registration
                   ----------------------------------------------------
Statement.  None of the information to be supplied by the Acquiror for inclusion
---------
or incorporation by reference in the Proxy Statement or the Registration Statement to be filed by Acquiror with the SEC will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not mislead ing. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the Regulations promulgated thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Regulations thereunder.

     Section 5.11  Pooling; Tax Matters.  To the Knowledge of the Acquiror
                   --------------------
after due investigation, neither the Acquiror nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations and interpretations of the Commission or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.12  Affiliates.  Section 5.12 of the Acquiror's Disclosure
                   ----------   ------------
Letter contains a true and complete list of all Persons who, to the Knowledge of the Acquiror, may be deemed to be Affiliates of the Acquiror, excluding all its Subsidiaries but including all directors and executive officers of the Acquiror.

     Section 5.13  Brokers.  No broker, finder, investment banker or other
                   -------
Person (other than Adams, Harkness & Hill, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

     Section 5.14  Opinion of Financial Advisor.  The Board of Directors of the
                   ----------------------------
Acquiror has received the opinion of Adams, Harkness & Hill, Inc., the Acquiror's financial advisor, substantially to the effect that the consideration to be received by the holders of the Company Common Stock in the Merger is fair to the Acquiror from a financial point of view, a copy of which has been provided to the Company.

     Section 5.15  Operations of Newco.  Newco has been formed solely for the
                   -------------------
purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 5.16  Proposal to Acquire the Acquiror.  As of the date hereof,
                   --------------------------------
there is not pending any bona fide proposal received by the Acquiror regarding any merger, consolidation, or reorganization of the Acquiror with any other Person as a result of which less than a majority of the combined voting power of the securities of the Person surviving such transaction would be held immediately after such transaction by all the holders of Acquiror Common Stock immediately prior to such transaction.


                                  ARTICLE VI

                                   COVENANTS

     Section 6.1   Affirmative Covenants.
                   ---------------------

             (a) Each of the Company and the Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the other, it will and will cause its Subsidiaries to operate its business in the usual and ordinary course consistent with past practice and use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and preserve the goodwill of those having business relationships with it, including customers and suppliers. The Company further covenants and agrees that prior to the Effective Time, except as otherwise consented to in writing by the Acquiror, it will and will cause its Subsidiaries to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, except in each case for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

             (b) Each of the Acquiror and Newco hereby covenants and agrees that, at the Effective Time, the certificate of incorporation and bylaws of Newco will contain indemnification provisions substantially identical to those currently contained in Newco's certificate of incorporation and bylaws.

     Section 6.2   Negative Covenants.
                   ------------------

             (a) The Company covenants and agrees that, except as set forth in Subsection 6.2(a) of the Company's Disclosure Letter or except as expressly
     -----------------
     contemplated by this Agreement or otherwise consented to in writing by the Acquiror, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                   (i) (A) make any change in the compensation payable to or to become payable to any of its directors, officers or employees, except for changes in the ordinary course of business and consistent with past practice; (B) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its Subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment, severance, termination or other similar agreement, with, any director, officer or employee, either individually or as part of a class of similarly situated Persons; (C) establish, adopt or enter into any Employee Plan; (D) except as may be required by applicable Law and actions that are not inconsistent with the provisions of Section 7.8 of this Agreement, amend (including the
                            -----------
          acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) any of the Employee Plans of such Person; or (E) make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangements for or on behalf of any such Persons;

                   (ii) declare or to pay any dividend on, or to make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company.

                   (iii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries; (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests, other than intercompany transfers among the Company and its wholly-owned Subsidiaries or among such wholly-owned Subsidiaries;

                   (iv) (A) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, or any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries, except for unissued shares reserved for issuance upon the exercise of outstanding employee stock options; (B) amend or otherwise modify the terms (as in effect on the date of this Agreement) of any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries the effect of which will be to make such terms more favorable to the holders thereof (except as may be required by ERISA or other applicable Laws); or (C) grant any Lien with respect to any shares of capital stock of, or other equity interests in, any Subsidiary of the Company;

                   (v) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                   (vi) sell, lease, exchange or otherwise dispose of, or to grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company or such Subsidiary, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and incurrence of purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $250,000 in the aggregate;

                   (vii) adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;

                   (viii) (A) change any of its methods of accounting in effect at December 31, 1996, except as may be required to comply with GAAP,
          (B) make or rescind any election relating to Taxes (other than any election that must be made periodically that is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its Subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $250,000) or (D) change any of its methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of the U.S. federal income tax returns for the taxable year ending December 31, 1996, except as may be required by Law;

                   (ix) incur, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by Subsection 6.2(a)(vi) hereof) that are
                                  ---------------------
          Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit/lease lines existing at the date of this Agreement, or otherwise in the ordinary course of business consistent with past practice (including purchase money indebtedness as to which Liens may be granted pursuant to Subsection 6.2(a)(vi) hereof);
             ---------------------

                   (x) release any third Person from its obligations under any existing standstill agreement relating to an Acquisition Proposal (as defined herein) or otherwise under any confidentiality agreement or similar agreement;

                   (xi) enter into any Material Contract with any third Person (other than customers and vendors in the ordinary course of business) which provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or any of its Subsidiaries or substantially less advantageous to the Company or any of its Subsidiaries than Material Contracts existing on the date hereof;

                   (xii) propose, adopt, approve or implement any stockholder rights plan or similar agreements, which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement, the Voting Agreement or the Option Agreement, in each case by the respective parties thereto;

                   (xiii) knowingly take or allow to be taken any action which would jeopardize the treatment of the Acquiror's acquisition of the Company as a pooling of interests for accounting purposes or knowingly take any action that would jeopar dize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

                   (xix) agree in writing or otherwise to do any of the foregoing.

             (b) The Acquiror covenants and agrees that, except as set forth in Subsection 6.2(b) of the Acquiror's Disclosure Letter or except as
        -----------------
     expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                   (i) declare or to pay any dividend on, or to make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned Subsidiary of such Person to such Person or another wholly-owned Subsidiary of such Person;

                   (ii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of the Acquiror in exchange for capital contributions or loans to such Subsidiary, (2) any repurchase, forfeiture or retirement of shares of Acquiror Common Stock or Acquiror Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Employee Plan of the Acquiror or any of its Subsidiaries, (3) any periodic purchase of Acquiror Common Stock for allocation to employees' accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Employee Plan of the Acquiror or any of its Subsidiaries and (4) any redemption, purchase or acquisition by a Subsidiary of the Acquiror that would not have a Material Adverse Effect on the Acquiror) or (B) effect any reorganization or recapitalization other than any reorganization or recapitalization that would not have a Material Adverse Effect on the ability of the Acquiror to perform its obligations under this Agreement;

                   (iii) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries, other than issuances of Acquiror Common Stock (A) upon the exercise of Acquiror Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement), (B) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms (as in effect on the date of this Agreement) of any Employee Plan of the Acquiror or any of its Subsidiaries, or (C) any periodic issuance of shares of Acquiror Common Stock or Acquiror Stock Options pursuant to the terms (as in effect on the date of this Agreement) of any Employee Plan of the Acquiror or any of its Subsidiaries, other than any such offer, sale, issuance or grant that would not have a Material Adverse Effect on the Acquiror or a Material Adverse Effect on the ability of the Acquiror to perform its obligations under this Agreement;

                   (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and acquisitions of equity interests, assets and businesses that would not have a Material Adverse Effect on the Acquiror or the ability of the Acquiror to perform its obligations under this Agreement);

                   (v) sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Acquiror or any of its Subsidiaries that are Material to the Acquiror, except for dispositions of assets in the ordinary course of business and consistent with past practice and dispositions of assets and incurrences of Liens that would not have a Material Adverse Effect on the Acquiror or the ability of the Acquiror to perform its obligations under this Agreement;

                   (vi) adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of the Acquiror's Common Stock or would have a Material Adverse Effect on the Acquiror or the ability of the Acquiror or Newco to perform its obligations under this Agreement;

                   (vii) incur, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by Subsection 6.2(b)(v)) that are Material to the
                                  ---------------------
          Acquiror, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at the date of this Agreement, obligations incurred in the ordinary course of business consistent with past practice and obligations that would not have a Material Adverse Effect on the ability of the Acquiror to perform its obligations under this Agreement;

                   (viii) knowingly take or allow to be taken any action which would jeopardize the treatment of the Acquiror's acquisition of the Company as a pooling of interests for accounting purposes or knowingly take any action that would jeopar dize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

                   (ix) agree in writing or otherwise to do any of the foregoing.

     Section 6.3   No Solicitation.  From the date of this Agreement until the
                   ---------------
Effective Time or the termination of this Agreement pursuant to Article IX
                                                                ----------
hereof, the Company agrees that the Company and its Subsidiaries will not, and will cause their respective officers, directors, employees, other agents (including, without limitation, investment bankers, attorneys or accountants) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage, enter into any agreement relating to or otherwise facilitate any offer or proposal for, or any indication of interest in an Acquisition Pro posal, (ii) waive any provision of any standstill or similar agreements entered into by the Company of its Subsidiaries, or (iii) engage in or continue discussions or negotiations with or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, or disclose any nonpublic information relating to the Company or its Subsidiaries, respectively, or afford access to their respective properties, books or records, to any Person that may be considering making, or has made, an Acquisition Proposal. Notwithstanding the foregoing, (i) nothing contained in this Section 6.3 will prohibit the Board
                                             -----------
of Directors of the Company from (A) furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide proposal in writing by such Person with respect to an Acquisition Proposal, if, and only to the extent that (1) the Board of Directors of the Company, after consulting with outside legal counsel to the Company, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Law and
(2) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Company provides written notice to the Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and the Company keeps Acquiror informed of the status of the principal financial terms of any such negotiations or discussions; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal and (ii) taking the actions contemplated by (i) above under the circumstances described therein will not be deemed to be a breach of this Agreement.

     Section 6.4   Access and Information.  Each of the parties will, and will
                   ----------------------
cause its Subsidiaries to, (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at
                                    ---------------
reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to their books and records and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.
All information obtained by the Acquiror or the Company pursuant to this Section
                                                                         -------
6.4 shall be kept confidential in accordance with
---
the Confidentiality Agreement dated February 5, 1998, as the same has been amended to date, between the Acquiror and the Company.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1   Meeting of Stockholders.
                   -----------------------

             (a) The Company, acting through its Board of Directors, shall, in accordance with the DGCL and its certificate of incorporation and bylaws promptly and duly call, give notice of, convene and hold on the same date and at the same time as the Acquiror's Stockholders' Meeting (as defined herein), a special meeting of the Company's stockholders to consider approval and adoption of this Agreement and the Merger (the "Company
                                                                  -------
     Stockholders' Meeting"), and the Company shall consult with the Acquiror in
     ---------------------
     connection therewith. Except as may be otherwise required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Law as set forth in Section 6.3 hereof, the Board
                                                 -----------
     of Directors of the Company shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Registration Statement and Proxy Statement a copy of such recommendations. Except as the Board of Directors of the Company, after consultation with outside legal counsel, shall determine in good faith to be required to comply with its fiduciary duty to stockholders imposed by law as set forth in Section 6.3, the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

             (b) The Acquiror, acting through its Board of Directors, shall, in accordance with the MGCL and its articles of incorporation and bylaws promptly and duly call, give notice of, convene and hold, on the same date and at the same time as the Company's Stockholders' Meeting, a special meeting of the Acquiror's stockholders to consider approval of the issuance of the shares of Acquiror Common Stock contemplated by this Agreement (the "Acquiror's Stockholders' Meeting", and together, with the Company
      --------------------------------
     Stockholders' Meeting, the "Stockholders' Meetings") and the Acquiror shall
                                 ----------------------
     consult with the Company in connection therewith. Except as the Board of Directors of the Acquiror, after consultation with outside legal counsel, shall determine in good faith to be required to comply with its fiduciary duty to stockholders imposed by Law, the Board of Directors of the Acquiror shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Acquiror and include in the Registration Statement and Proxy Statement a copy of such recommendation. Except as the Board of Directors, after consultation with outside legal counsel, shall determine in good faith to be required to comply with its fiduciary duty to stockholders imposed by Law, the Acquiror shall use all reasonable efforts to solicit from stockholders of the Acquiror proxies in favor of the issuance of such shares of Acquiror Common Stock and to secure the vote or consent of stockholders required by the NYSE and its articles of incorporation and bylaws to approve such issuance.

     Section 7.2   Registration Statement; Proxy Statements.
                   ----------------------------------------

             (a) As promptly as practicable after the execution of this Agreement, the Acquiror Companies will prepare and file with the Commission the Registration Statement and Proxy Statement. Each of the Acquiror Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. The Acquiror Companies will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Time. Each of the Acquiror Companies and the Company will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company and the Acquiror will each mail the Proxy Statement to its respective stockholders entitled to notice of and to vote at the Company Stockholders' Meeting or the Acquiror Stockholders' Meeting, as applicable. Except as the Company's Board of Directors may otherwise determine in good faith, after consultation with outside counsel, to be necessary to comply with its fiduciary duty to stockholders as imposed by Law, the Proxy Statement will include the recommendation of the Company's Board of Directors in favor of the Merger. Except as the Acquiror's Board of Directors may otherwise determine in good faith, after consultation with outside counsel, to be necessary to comply with its fiduciary duty to stockholders as imposed by Law, the Proxy Statement will include the recommendation of the Acquiror's Board of Directors in favor of the issuance of shares of Acquiror Common Stock pursuant to the Merger. Subject in each case to compliance with their fiduciary duties to their stockholders, at the other's Stockholders' Meetings, each of the Acquiror and the Company shall vote in favor of approval and adoption of this Agreement or the issuance of Acquiror Common Stock in the Merger, as applicable, all Acquiror Common Stock or Company Common Stock, as the case may be, as to which it holds proxies at such time.

             (b) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company will promptly inform the Acquiror, and the Company will undertake to amend or supplement the Proxy Statement accordingly.

             (c) If at any time prior to the Effective Time any event or circumstance relating to the Acquiror or any of its Affiliates, or to their respective officers or directors, should be discovered by the Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Acquiror will promptly inform the Company, and they will undertake to amend or supplement the Registration Statement, the prospectus contained therein and/or the Proxy Statement accordingly.

             (d) No amendment or supplement to the Registration Statement or the Proxy Statement will be made by the Acquiror or the Company without prior consultation with the other party. The Acquiror and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Proxy Statement, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Proxy Statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

     Section 7.3   Appropriate Action; Consents; Filings.
                   -------------------------------------

             (a) The Company and the Acquiror will each use all reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Permits or Orders required to be obtained by the Acquiror or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act, and (C) any other applicable Law; provided that the Acquiror and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror will furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement.

             (b) Each of the Company and the Acquiror will give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or their respective Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Acquiror or Material Contract of the Company; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror or is likely to delay or impede the ability of either the Acquiror or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

             (c) The Acquiror Companies and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court of Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement. Each of the Acquiror Companies and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Permit or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event will either party be required to take, any action that would have an Material Adverse Effect on such party.

             (d)   (i)    Each of the Company and Acquiror will give (or will
             cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons
             (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company or the Acquiror from occurring prior to or after the Effective Time.

                   (ii) If any party shall fail to obtain any consent from a third Person described in Subsection 7.3(d)(i) above, such party
                                       --------------------
             will use all reasonable efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

     Section 7.4   Affiliates; Pooling; Tax Treatment.
                   ----------------------------------

             (a) The Company will use all reasonable efforts to obtain an executed letter agreement substantially in the form of Annex C hereto from
                                                            -------
     (i) each Person identified in Section 4.20 of the Company's Disclosure
                                   ------------
     Letter within 15 days following the execution and delivery of this Agreement and (ii) from any Person who may be deemed to have become an Affiliate of the Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

             (b) The Acquiror will use all reasonable efforts to obtain an executed letter agreement substantially in the form of Annex D hereto from
     (i) each Person identified in Section 5.12 of the Acquiror's Disclosure Letter within 15 days following the execution and delivery of this Agreement and (ii) from any Person who may be deemed to have become an Affiliate of the Acquiror after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

             (c) The Acquiror Companies will not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

             (d) Each party hereto will use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a "pooling of interests" and will not take, and will use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a "pooling of interests" under GAAP.

             (e) The parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto shall, and shall cause its respective Subsidiaries to, and shall use its reasonable best efforts to cause the Merger to so qualify.

     Section 7.5   Public Announcements.  The parties will consult with each
                   --------------------
other and will mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     Section 7.6   Stock Exchange Listing.  The Acquiror will use all
                   ----------------------
reasonable efforts to cause the shares of Acquiror Common Stock (and the associated Acquiror Rights) to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time. To the Knowledge of the Acquiror, there are no facts and circumstances that would preclude the Acquiror Common Stock (and the associated Acquiror Rights) to be issued in the Merger from being approved for listing on the NYSE.

     Section 7.7   Employee Benefit Plans.
                   ----------------------

             (a) Except for obligations of the Company and its ERISA Affiliates that are in violation of the provisions of Subsection 6.2(a)
                                                           -----------------
     hereof, the Acquiror hereby acknowledges and agrees to honor and to cause the Surviving Corporation and its Subsidiaries to honor and perform all obligations of the Surviving Corporation and its Subsidiaries (including COBRA obligations) under all Employee Plans of the Company and its Subsidiaries, in accordance with their terms, including without limitation, the Indemnification Agreements set forth in Subsection 4.13 of the
                                                 ---------------
     Company's Disclosure Letter.

             (b) The Acquiror will cause the Surviving Corporation to maintain through December 31, 1998 (the "Benefit Continuation Period"), the Employee
                                     ---------------------------
     Plans of the Company and its Subsidiaries set forth in Subsection 4.14(i)
                                                            ------------------
     of the Company's Disclosure Letter, substantially as in effect immediately prior to the Effective Time.

             (c) From and after the Effective Time, including the Benefit Continuation Period, the Acquiror will grant to all individuals who are employed by the Company or its Subsidiaries on the Closing Date credit for all their service prior to the Effective Time with the Company and its Subsidiaries (and the respective predecessors of such entities) under all Employee Plans of the Acquiror and its Subsidiaries in which such employees will become eligible to participate, as if such service was service with the Acquiror or any Subsidiary thereof. With respect to individuals who are employed by the Company or its Subsidiaries as of the Effective Time, Acquiror will waive all actively-at-work requirements and pre-existing condition limitations or exclusions under the Welfare Plans of the Acquiror and its Subsidiaries which provide medical, dental, or vision benefits or coverage (provided, however, that no such waiver will apply to a pre-existing condition of any employee of the Company or its Subsidiaries who was, as of the Effective Time, excluded from participation in a similar Welfare Plan of the Company or its Subsidiaries due to such pre-existing condition). Furthermore, any covered expenses incurred on or before the Effective Time by an employee (or a covered dependent thereof) of the Company or its Subsidiaries under the Welfare Plans of the Company and its Subsidiaries which provide medical, dental, or vision benefits or coverage will be taken into account for purposes of satisfying any applicable deductible, coinsurance, and out-of-pocket maximum provisions under the Welfare Plans of the Acquiror and its Subsidiaries.

     Section 7.8   Indemnification of Directors and Officers.
                   -----------------------------------------

             (a) Until six (6) years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time will not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company thereunder, to reduce or limit the ability of the

     Company to indemnify such Persons, or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws and applicable Law to indemnify to the fullest extent possible the present and former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

             (b) If any claim or claims shall, subsequent to the Effective Time and within six (6) years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of Subsection 7.8(a) hereof respecting the
                                    -----------------
     certificate of incorporation and bylaws of the Surviving Corporation will continue in effect until the final disposition of all such claims.

             (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in Subsection 7.8(a) hereof.
                              ----------------

             (d)   Notwithstanding subsection (a), (b) or (c) of this Section
                                                                      -------
     7.8, the Acquiror and the Surviving Corporation will be released from the
     ----
     obligations imposed by such subsection if the Acquiror will assume the obligations of the Surviving Corporation thereunder by operation of Law or otherwise. Notwithstanding anything to the contrary in this Section 7.8,
                                                                  -----------
     neither the Acquiror nor the Surviving Corporation will be liable for any settlement effected without its written consent, which will not be unreasonably withheld or delayed.

             (e)   The Acquiror will cause to be maintained in effect until six
     (6) years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event will the Acquiror or the Surviving Corporation be required to expend more than two hundred percent (200%) of the current annual premiums paid by the Company for such insurance; provided, further, that, if the Acquiror or the Surviving Corporation is unable to obtain insurance for any period for two hundred percent (200%) of the current annual premiums, then the obligation of the Acquiror and the Surviving Corporation pursuant hereto will be to obtain the best coverage reasonably available under the circumstances subject to the foregoing limitations on premiums.

             (f)   The provisions of this Section 7.8 are intended to be for the
                                          -----------
     benefit of, and will be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

             (g) The Acquiror will not, and will not permit the Surviving Corporation to, merge or consolidate with any other Person unless the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by subsections (a), (b), (c) and (e) of this Section 7.8.
          -----------

     Section 7.9   Newco.  Prior to the Effective Time, Newco will not conduct
                   -----
any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash required to be paid to Newco for the valid issuance of its stock to the Acquiror). The Acquiror will take all action necessary to cause Newco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     Section 7.10  Event Notices.  From and after the date of this Agreement
                   -------------
until the Effective Time, each party hereto will promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this
Section 7.10 will cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     Section 7.11  Assumption of Obligations to Issue Stock.
                   ----------------------------------------

             (a) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Stock Option shall become an option to purchase that number of shares of Acquiror Common Stock (and associated Acquiror Rights) obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Exchange Ratio and otherwise upon the same terms and conditions as such outstanding options to purchase Company Common Stock; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of the qualifications under
     Section 422 or 423 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in a manner that complies with
     Section 424(a) of the Code.

             (b) On or prior to the Effective Time, the Company shall take or cause to be taken all such actions, reasonably satisfactory to the Acquiror, as may be necessary or desirable in order to authorize the transactions contemplated by Subsection 7.11(a) hereof. Except as provided
                                  ------------------
     in this Agreement or pursuant to the provisions of any Company Option Plans or employee or director stock option agreement as in effect on the date hereof, from the date hereof the Company will not accelerate the vesting or exercisability of or otherwise modify the terms and conditions applicable to the Company Stock Options.

             (c) The Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock (and associated Acquiror Rights) for delivery upon exercise of the Company Stock Options.

             (d) As promptly as practicable after the Effective Time, the Acquiror shall file one or more Registration Statements on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock (and associated Acquiror Rights) subject to the Company Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and to comply with applicable state securities and blue sky laws.

     Section 7.12  Real Estate Transfer Tax Returns.  The Company shall
                   --------------------------------
cooperate with the Acquiror and Newco in the preparation and filing of any Tax Return required to be filed with any tax authority with respect to any transfer or deemed transfer of the beneficial ownership of the Company's real property, including supplying in a timely manner a complete list of all real property interests held by the Company and any information with respect to such property that is reasonably necessary to complete any such Tax Return. The fair market value of any such real property shall be determined by the Acquiror.

     Section 7.13  Acquiror's Board of Directors and Officers.  Acquiror shall
                   ------------------------------------------
take all steps necessary to cause (i) the size of the Acquiror's Board of Directors to be expanded to a number no larger than eight and (ii) the appointment as of the Effective Time of L.J. Sevin, Dietrich Erdmann and Alan R. Schuele to the Board of Directors of Acquiror, or any substitute for such persons as shall be selected prior to the Effective Time by the Company's Board of Directors and as shall be reasonably acceptable to Acquiror, Acquiror shall use its best efforts to cause Messrs. Sevin, Erdmann and Schuele to be nominated to the Acquiror's Board of Directors at the Acquiror's next annual meeting and solicit, in good faith and with reasonable diligence, proxies in support of such nomination. At such annual meeting Mr. Sevin shall be nominated to term of office expiring at the annual meeting of the Acquiror's stockholders to be held in 1999. Mr. Erdmann shall be nominated to term of office expiring at the annual meeting of the Acquiror's stockholders to be held in 2000 and Mr. Schuele shall be nominated to term of office expiring at the annual meeting of the Acquiror's stockholders to be held in 2001. Acquiror shall take all steps necessary to cause the appointment as of the Effective Time of Mr. Schuele to the office of President and Chief Operating Officer of Acquiror.

                                 ARTICLE VIII

                              CLOSING CONDITIONS

     Section 8.1   Conditions to Obligations of Each Party Under This
                   --------------------------------------------------
Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

             (a)   Effectiveness of the Registration Statement.  The
                   -------------------------------------------
     Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be pending before or threatened and no proceedings for that purpose shall be in effect by the Commission.

             (b)   Stockholder Approval.  This Agreement and the Merger shall
                   --------------------
     have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with the DGCL and the certificate of incorporation and by-laws of the Company. The issuance of shares of Acquiror Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of the Acquiror in accordance with the requirements of the NYSE and the articles of incorporation and bylaws of the Acquiror.

             (c)   No Order.  No Court or Governmental Authority having
                   --------
     jurisdiction over the Company or the Acquiror shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

             (d)   Regulatory Approvals.  All approvals and consents of
                   --------------------
     applicable Courts or Governmental Authorities required to consummate the Merger which the failure to obtain would have a Material Adverse Effect on the Acquiror or the Surviving Corporation shall have been received and all applicable waiting periods shall have expired or been terminated.

             (e)   Stock Exchange Listing.  The shares of Acquiror Common
                   ----------------------
     Stock (and the associated Acquiror Rights) to be issued pursuant to the Merger shall have been approved for listing, subject to official notice of issuance, on the NYSE.

             (f)   Pooling of Interests.  The Acquiror shall have been advised
                   --------------------
     in writing by Coopers & Lybrand L.L.P. as of the date upon which the Effective Time is to occur that such firm concurs with the management of Acquiror that there is no reason why the Merger cannot be treated for financial accounting purposes as a "pooling of interests" under GAAP. The Company shall have been advised in writing by Ernst & Young L.L.P. as of the date upon which the Effective Time is to occur that such firm concurs with the management of the

     Company that there is no reason why the Merger cannot be treated for financial accounting purposes as a "pooling of interests" under GAAP.

     Section 8.2   Additional Conditions to Obligations of the Acquiror
                   ----------------------------------------------------
Companies.  The obligations of the Acquiror Companies to effect the Merger and
---------
the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

             (a)   Representations and Warranties.  Each of the representations
                   ------------------------------
      and warranties of the Company contained in this Agreement to the extent it is qualified as to Material Adverse Effect shall be true and correct and each such representation and warranty to the extent that it is not so qualified shall be true and correct (without regard to any other materiality qualification) such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Material Adverse Effect on the Company, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

             (b)   Agreements and Covenants.  The Company shall have performed
                   ------------------------
     or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

             (c)   Tax Opinion.  The Acquiror shall have received the opinion
                   ------------
     of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that the Merger will qualify as a reorganization within the meaning of
     Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of the Acquiror, Newco and the Company, in each case, in form and substance reasonably satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

     Section 8.3   Additional Conditions to Obligations of the Company.  The
                   ---------------------------------------------------
obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

             (a)   Representations and Warranties.  Each of the representations
                   ------------------------------
     and warranties of the Acquiror Companies contained in this Agreement to the extent it is qualified as to Material Adverse Effect shall be true and correct and each such representation and warranty to the extent that it is not so qualified shall be true and correct (without regard to any other materiality qualification) such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Material Adverse Effect on the Acquiror Companies, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

             (b)   Agreements and Covenants.  The Acquiror Companies shall have
                   ------------------------
     performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

             (c)   Tax Opinion.  The Company shall have received the opinion of
                   -----------
     its tax counsel, Winstead Sechrest & Minick P.C., to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of the Acquiror, Newco and the Company, in each case, in form and substance reasonably satisfactory to Winstead Sechrest & Minick P.C. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1   Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

             (a)   by mutual consent of the Acquiror and the Company;

             (b) by the Acquiror, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Subsection 8.2(a) or
                                                       -----------------
     Subsection 8.2(b) would not be satisfied (a "Terminating Company Breach");
     -----------------                            --------------------------
     provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts, provided the Company continues to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this Subsection 9.1(b) unless such Terminating Company Breach is not cured
          -----------------
     within 20 days after written notice of such breach is given by the Acquiror to the Company;

             (c) by the Company, upon breach of any covenant or agreement on the part of the Acquiror Companies set forth in this Agreement, or if any representation or warranty of the Acquiror Companies shall have become untrue, in either case such that the conditions set forth in Subsection
                                                                  ----------
     8.3(a) or Subsection 8.3(b) would not be satisfied (a "Terminating Acquiror
     ------    -----------------                            --------------------
     Breach"); provided that, if such Terminating Acquiror Breach is curable by
     ------
     the Acquiror Companies through the exercise of their reasonable efforts, provided the Acquiror Companies continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this Subsection
                                                                      ----------
     9.1(c) unless such Terminating Acquiror Breach is not cured within 20 days
     ------
     after written notice of such breach is given by the Company to the Acquiror;

             (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable permanently enjoining, restraining or prohibiting the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.3 hereof;
                                                            -----------

             (e) by either Acquiror or the Company, if the Merger shall not have been consummated before October 31, 1998; unless the party seeking to terminate this Agreement has not complied with its obligations under
     Section 7.3 hereof, provided, however, that the right to terminate this
     -----------          --------  -------
     Agreement under this Subsection 9.1(e) shall not be available to any party
                          -----------------
     whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

             (f) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders' Meeting;

             (g) by either Acquiror or the Company if the issuance of Acquiror Common Stock pursuant to this Agreement shall fail to receive the requisite vote for approval by the stockholders of Acquiror at the Acquiror's Stockholders' Meeting;

             (h) by the Company, if the Pre-Closing Average Price is less than $12.00 per share;

             (i) by the Acquiror, if the Board of Directors of the Company (i) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger; (ii) makes any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal; (iii) takes any action prohibited by

     Section 6.3, or which would be prohibited by Section 6.3 but for the second
     -----------                                  -----------
     sentence thereof; (iv) enters into any agreement relating to an Acquisition Proposal other than this Agreement or the Option Agreement; or (v) resolves to do any of the foregoing; and

             (j) by the Company, if the Board of Directors of the Acquiror fails to recommend approval of the issuance of shares of Acquiror Common Stock pursuant to this Agreement by the stockholders of the Acquiror or withdraws or modifies (or publicly announces an intention to withdraw or modify) its approval and recommendation in a manner materially adverse to the Company or shall have resolved to do any of the foregoing;

     The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 hereof will remain operative and in full force and effect regardless
-----------
of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

      Section 9.2. Effect of Termination.
                   ---------------------

             (a)   In the event of the termination of this Agreement pursuant to
     Section 9.1, this Agreement will forthwith become void, and there will be
     -----------
     no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except (i) as set forth in this
     Section 9.2 and in Section 10.1 hereof and (ii)  nothing herein will
     -----------        ------------
     relieve any party from liability for any breach of this Agreement.

             (b) If this Agreement is terminated (i) by the Acquiror pursuant to clause (i) of Subsection 9.1(i) hereof (except under circumstances which
                      -----------------
     would permit the Company to terminate this Agreement under Subsection
                                                                ----------
     9.1(h)); (ii) by the Acquiror pursuant to Subsection 9.1(i) hereof under
     ------                                    -----------------
     any circumstances other than those described in clause (i) of this Subsection 9.2(b); (iii) by Acquiror or Company pursuant to Subsection
     -----------------                                           ----------
     9.1(f) hereof because of the failure to obtain the required approval from
     ------
     the Company stockholders and at the time of such termination or prior to the Company Stockholders' Meeting there shall have been an Acquisition Proposal (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting); or (iv) by Acquiror as a result of Company's material breach of Section 7.3 or
                                                          -----------
     Subsection 7.1(a) hereof, the Company shall promptly pay to Acquiror or the
     -----------------
     Company by wire transfer of same day funds not later than two Business Days after the date of such termination a termination fee of $4,528,000 (the "Termination Fee") provided, however, that if this Agreement is terminated by Acquiror or the Company pursuant to Subsection 9.1(f) hereof under the
                                            -----------------
     circumstances described in Subsection 9.2(b)(ii) hereof, and at the time of such termination the stockholders of the Acquiror shall have failed to approve the issuance of Acquiror Common Stock pursuant to this Agreement, the Acquiror shall not be entitled to the Termination Fee.

             (c) If this Agreement is terminated by the Company pursuant to Subsection 9.1(i) hereof, and at the time of such termination there shall
     -----------------
     have been an Acquiror Acquisition Proposal (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination), and the stockholders of Acquiror shall have failed to approve the issuance of Acquiror Common Stock pursuant this Agreement, the Acquiror shall promptly pay to the Company by wire transfer of same day funds not later than two Business Days after the date of such termination a termination fee of $2,000,000.

     Section 9.3   Amendment.  Subject to the requirements of Law, this
                   ---------
Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 9.4   Waiver.  At any time prior to the Effective Time, any party
                   ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.4, the
                                                               -----------
Acquiror Companies will be deemed to be one party.

     Section 9.5   Expenses.  All Expenses incurred by the parties hereto will
                   --------
be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the Acquiror Companies as a group and the Company for all Expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement will be one-half each; and provided, further, that the Acquiror may, at its option, pay any Expenses of the Company that are solely and directly related to the Merger.

                                   ARTICLE X

                              GENERAL PROVISIONS

     Section 10.1  Effectiveness of Representations, Warranties and Agreements.
                   -----------------------------------------------------------

             (a)   Except as set forth in Subsection 10.1(b) of this Agreement,
                                          ------------------
     the representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

             (b) The representations, warranties and agreements in this Agreement will terminate at the Effective Time or upon the termination of this Agreement pursuant to Article IX hereof, except that the agreements
                                ----------
     set forth in Articles II and III and Sections 7.7, 7.8, 7.11 and 7.13
                  -----------     ---     ------------  ---  ----     ----
     hereof will survive the Effective Time and those set forth in Sections 7.5
                                                                   -------- ---
     and 9.2 and Article X hereof will survive termination.
         ---     ---------

     Section 10.2  Notices.  All notices and other communications given or made
                   -------
pursuant hereto will be in writing and will be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

             (a)   If to any of the Acquiror Companies, to:

                   Unitrode Corporation
                   7 Continental Boulevard
                   Merrimack, New Hampshire 03054-4334
                   Attention: Allan R. Campbell, Esq.
                   Telecopier No.: (603) 429-8771

             with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   One Beacon Street
                   Boston, Massachusetts  02108
                   Attention: Margaret A. Brown, Esq.
                   Telecopier No.: (617) 573-4822

             (b)   If to the Company, to:

                   BENCHMARQ Microelectronics, Inc.
                   17919 Waterview Parkway
                   Dallas, Texas 75252
                   Attention: Alan R. Schuele
                   Telecopier No.: (972) 437-9198

             with a copy to:

                   Winstead Sechrest & Minick P.C
                   5400 Renaissance Tower
                   1201 Elm Street
                   Dallas, Texas  75270
                   Attention:  Robert E. Crawford, Jr., Esq.
                   Telecopier No.:  (214) 745-5390
             and

                   Brobeck Phleger & Harrison LLP
                   Spear Street Tower 26/th/ Floor
                   One Market
                   San Francisco, CA  94105
                   Attention:  Steve L. Camahort, Esq.
                   Telecopier No.:  (415) 442-1010

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier will be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above will be deemed delivered three days after the date the same is postmarked.

     Section 10.3  Headings.  The headings contained in this Agreement are for
                   --------
reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 10.4  Severability.  If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 10.5  Entire Agreement.  This Agreement (together with the Voting
                   ----------------
Agreement and Option Agreement) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings (other than that certain Mutual Confidentiality Agreement, dated as of February 5, 1998, executed by the Acquiror and the Company), both written and oral, among the parties, with respect to the subject matter hereof.

     Section 10.6  Assignment.  This Agreement may not be assigned by operation
                   ----------
of Law or otherwise without the prior written consent of each of the parties hereto.

     Section 10.7  Parties in Interest.  This Agreement will be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and, other than pursuant to Section 7.7, 7.8, 7.11 and 7.13 hereof, nothing in this Agreement, express or
   -------------------------------
implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 10.8  Failure or Indulgence Not Waiver;  Remedies Cumulative.  No
                   ------------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     Section 10.9  Governing Law.  THIS AGREEMENT AND THE AGREEMENTS,
                   -------------
INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES). COURTS WITHIN THE STATE OF DELAWARE WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

     Section 10.10 Counterparts.  This Agreement may be executed in multiple
                   ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        UNITRODE CORPORATION



                                        By:/s/ ROBERT J. RICHARDSON
                                           -------------------------------------
                                            Name:  Robert J. Richardson
                                            Title: President and Chief
                                                   Executive Officer


                                        MERRIMACK CORPORATION



                                        By:/s/ ROBERT J. RICHARDSON
                                           -------------------------------------
                                            Name:  Robert J. Richardson
                                            Title: President


                                        BENCHMARQ MICROELECTRONICS, INC.



                                        By:/s/ ALAN R. SCHUELE
                                           -------------------------------------
                                            Name:  Alan R. Schuele
                                            Title: President and Chief
                                                   Executive Officer

                                                                        ANNEX A

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of March 2, 1998 (this "Voting Agreement") by
                                                        ----------------
and among Alan R. Schuele, Derrell C. Coker, L.J. Sevin, Harvey B. Cash, Dietrich Erdmann, Jack Kilby and Charles H. Phipps (the "Stockholders"), and
                                                         ------------
Unitrode Corporation, a Maryland corporation ("Acquiror").
                                               --------

     WHEREAS, BENCHMARQ Microelectronics, Inc., a Delaware corporation, Acquiror and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Newco"), have contemporaneously with the execution of this Voting
              -----
Agreement, entered into an Agreement and Plan of Merger dated March 2, 1998 (the "Merger Agreement") which provides, among other things, that Newco shall be
 ----------------
merged (the "Merger")with and into the Company pursuant to the terms and
             ------
conditions thereof;

     WHEREAS, as an essential condition and inducement to Acquiror to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders have agreed to enter into this Voting Agreement; and

     WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") set forth opposite their respective names
              --------------------
on Schedule A hereto and wish to enter into this Agreement with respect to such shares of Company Common Stock and the options to purchase shares of Company Common Stock ("Options");
               -------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                Voting of Shares

     Section 1.1 Voting Agreement. Each Stockholder hereby agrees to: (a) appear, or cause the holder of record on the applicable record date (the "Record
                                                                          ------
Holder") to appear for the purpose of obtaining a quorum at any annual or
------
special meeting of stockholders of the Company and at any adjournment thereof;
(b) vote, or cause the Record Holder to vote, in person or by proxy, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, all of the shares of the Company Common Stock owned or with respect to which such Stockholder has or shares voting power or control and all of the shares of Company Common Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by such Stockholder (collectively, the "Shares") in favor the Merger, the Merger
                                ------
Agreement and the transactions contemplated by the Merger Agreement; and (c) vote, or cause the Record Holder to vote, in person or by proxy, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, such Stockholder's Shares against any action, proposal or agreement that could reasonably be expected to result, directly or indirectly, in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or the Stock Option Agreement dated March 2, 1998 between the Company and Acquiror (the "Option Agreement"), or which could reasonably be
                           ----------------
expected to result in any of the conditions to the Company's obligations under the Merger Agreement or the Option Agreement not being fulfilled.

     Section 1.2 No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares or Options shall remain and belong to the Stockholders, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

     Section 1.3 Evaluation of Investment. Each Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock"),
                                               ---------------------
contemplated by the Merger Agreement.

     Section 1.4 Documents Delivered. Each Stockholder acknowledges receipt of copies of the following documents:

          (a) the Merger Agreement and all Annexes thereto;

          (b) the Option Agreement;

          (c) Acquiror's 1996 Annual Report (including Annual Report on Form 10-K for the year ended January 31, 1996);

          (d) Acquiror's Proxy Statement dated for the stockholders meeting dated June 2, 1997; and

          (e) Acquiror's Quarterly Report for the quarter ended November 1, 1997 (including Report on Form 10-Q).

     Section 1.5 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Voting Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Voting Agreement remains in effect into any voting agreement and (b) has not granted, and shall not grant at any time while this Voting Agreement remains in effect, a proxy or power of attorney, in either case which is inconsistent with this Agreement.

                                  ARTICLE II

                            Restrictions on Transfer

     Section 2.1    Transfer of Title.

          (a) Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or Options or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Acquiror (provided nothing contained herein will be deemed to restrict the exercise of Options).

          (b) Each Stockholder hereby agrees and consents to the entry of stop transfer instructions with the Company against the transfer of any Shares consistent with the terms of Section 2.1(a) hereof.
                             --------------


                                  ARTICLE III

                         Representations and Warranties
                              of the Stockholders

     Each Stockholder hereby severally represents and warrants to Acquiror as follows:

     Section 3.1 Authority Relative to This Agreement. Such Stockholder is competent to execute and deliver this Voting Agreement, to perform it obligations hereunder and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except that
(i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 3.2 No Conflict. The execution and delivery of this Voting Agreement by such Stockholder does not, and the performance of this Voting Agreement by such Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or Options pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or Options are bound or affected.

     Section 3.3 Title to the Shares. The Shares and Options held by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever and such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.


                                  ARTICLE IV

                                 Miscellaneous

     Section 4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time (as defined in the Merger Agreement). Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

     Section 4.2 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performance in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

     Section 4.3 Successors and Affiliates. This Voting Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for shares of Company Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

     Section 4.4 Entire Agreement. This Voting Agreement constitutes the entire agreement among Acquiror and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Acquiror and the Stockholders with respect to the subject matter hereof.

     Section 4.5 Captions and Counterparts. The captions in this Voting Agreement are for convenience only and shall not be considered a part of or affect the construction of interpretation of any provision of this Voting Agreement. This Voting Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

     Section 4.6 Amendment. This Voting Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 4.7 Waivers. Except as provided in this Voting Agreement, no action taken pursuant to this Voting Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The wavier by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

     Section 4.8 Severability. If any term of other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Voting Agreement remain as originally contemplated to the fullest extent possible.

     Section 4.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

     If to a Stockholder:

               c/o Benchmarq Microelectronics, Inc.
               17919 Waterview Parkway
               Dallas, Texas  75252
               Fax:  (972) 437-9198

     If to Acquiror:

               Unitrode Corporation
               7 Continental Boulevard
               Merrimack, New Hampshire  03054
               Attention:  Allan R. Campbell
               Fax: (603) 429-8771

     with a copy to:

               Margaret A. Brown, Esq.
               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street
               31/st/ Floor
               Boston, Massachusetts  02108
               Telephone:  (617) 573-4800
               Fax:  (617) 573-4822

     Section 4.10 Governing Law. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     Section 4.11 Definitions. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

     Section 4.12 Obligations of Stockholders. The obligations of the Stockholders hereunder shall be "several" and not (i) "joint" or (ii) "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

     Section 4.13 Officers and Directors. No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect any actions taken by any Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.



                              By:
                                 --------------------------------------
                                    Name:  Alan R. Schuele



                              By:
                                 --------------------------------------
                                    Name:  Derrell C. Coker



                              By:
                                 --------------------------------------
                                    Name:  L.J. Sevin



                              By:
                                 --------------------------------------
                                    Name:  Harvey B. Cash



                              By:
                                 --------------------------------------
                                    Name:  Dietrich Erdmann



                              By:
                                 --------------------------------------
                                    Name:  Jack Kilby



                              By:
                                 --------------------------------------
                                    Name:  Charles H. Phipps


                              UNITRODE CORPORATION



                              By:
                                 --------------------------------------
                                    Name:
                                    Title:

                               VOTING AGREEMENT
                                  SCHEDULE A

                                          Number of Shares of Company Common
Stockholder:                                  Stock Owned by Stockholder:
------------                                  ---------------------------

L.J. Sevin                                           695,120
Jack Kilby                                             6,250
Derrell C. Coker                                      72,755
Dietrich Erdmann                                     602,212
Harvey B. Cash                                        43,850
Charles H. Phipps                                     40,422
Alan R. Schuele                                            0

                                                                        ANNEX B

                             STOCK OPTION AGREEMENT

          STOCK OPTION AGREEMENT (this "Agreement"), dated as of March 2, 1998,
                                        ---------
between Unitrode Corporation, a Maryland corporation ("Grantee"), and BENCHMARQ
                                                       -------
Microelectronics, Inc., a Delaware corporation (the "Company").
                                                     -------

          WHEREAS, the Company, Grantee and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Grantee ("Newco"), have
                                                       -----
contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger dated March 2, 1998 (the "Merger Agreement") which
                                                       ----------------
provides, among other things, that Newco shall be merged with and into the Company pursuant to the terms and conditions thereof; and

          WHEREAS, as an essential condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, the Company has agreed to grant Grantee the Option (as hereinafter defined);

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:


          1. GRANT OF OPTION. The Company hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the
                                        ------
terms hereof, 955,158 shares (such shares being referred to herein as the

"Option Shares") of fully paid and nonassessable common stock, par value $.001
 -------------
per share, of the Company ("Company Common Stock"), equal to approximately ten
                            --------------------
percent (10%) of the number of shares of Company Common Stock issued and outstanding (on a fully diluted basis after giving effect to the exercise of the Option) as of the date hereof at a purchase price of $17.53 per share of Company Common Stock, as adjusted in accordance with the provisions of Section 8 (such
                                                               ---------
price, as adjusted if applicable, the "Option Price").
                                       ------------

          2. (a) EXERCISE OF OPTION. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in Subsection 2(e) on or
                                                         ---------------
prior to the last date of the one (1) year period following such Triggering Event (the "Option Expiration Date").
            ----------------------

               (b) OPTION TERMINATION EVENTS.  The term "Option Termination
                                                         ------------------
Event" shall mean any of the following events:
-----

                                      1-

               (i)   the Effective Time (as defined in the Merger Agreement); or

               (ii) termination of the Merger Agreement (A) by either party pursuant to Subsection 9.1(d) of the Merger Agreement, provided that
                      -----------------
          the matter giving rise to the Order (as defined in the Merger Agreement) providing the basis for termination under Subsection 9.1(d)
                                                               -----------------
          of the Merger Agreement shall not have been initiated by the Company or any Person who initiates an Acquisition Proposal (as such item is defined in the Merger Agreement), (B) by the Company pursuant to Subsection 9.1(c), Subsection 9.1(h) or Subsection 9.1(j) of the
          -----------------  -----------------    -----------------
          Merger Agreement, (C) by either the Company or the Grantee pursuant to Subsection 9.1(g) of the Merger Agreement, (D) by both parties
          -----------------
          pursuant to Subsection 9.1(a) of the Merger Agreement, (E) by the
                      -----------------
          Company or the Grantee pursuant to Subsection 9.1(e) of the Merger
                                             -----------------
          Agreement (if there then exists circumstances that would permit termination of the Merger Agreement by the Company pursuant to Subsection 9.1(e) of the Merger Agreement), (F) by the Acquiror
          -----------------
          pursuant to Subsection 9.1(i)(i) (if circumstances exist that would
                      --------------------
          allow the Company to terminate the Merger Agreement pursuant to Subsection 9.1(h) of the Merger Agreement) or (G) by either party
          -----------------
          pursuant to any other provision of the Merger Agreement; provided (in the case of this Subsection 2(b)(ii)(G)) such termination occurs prior
                           ----------------------
          to the occurrence of an Acquisition Proposal.

          (c) TRIGGERING EVENTS.  The term "Triggering Event" shall mean the
                                            ----------------
occurrence (after the date hereof) of any of the following events:

               (i) any Person (other than the Grantee or any Subsidiary of the Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act with respect to a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such Person would own or control 10% or more of the then outstanding Company Common Stock;

               (ii) the Company or any Subsidiary of the Company shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than the Grantee or any Subsidiary of the Grantee) to (A) effect a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving the Company or any of its Significant Subsidiaries, (B) sell, lease or otherwise dispose of assets of the Company or its Subsidiaries representing 10% or more of the consolidated assets of the Company other than in the ordinary course of business or (C) issue, sell or otherwise dispose of (including by way of merger, reorganization, consolidation, share exchange or other business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or any of its Significant Subsidiaries; or

               (iii) any Person (other than the Grantee or any Subsidiary of the Grantee or the Company or, in a fiduciary capacity, any Subsidiary of the Company) shall have,

                                      2-
          subsequent to the date of this Agreement, acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
          Act) or the right to acquire beneficial ownership of, or any "Group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Company Common Stock.


          (d) NOTICE OF TRIGGERING EVENT. The Company shall notify Grantee in writing as promptly as practicable, and in any event within 24 hours, of the occurrence of any Triggering Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

          (e) NOTICE OF EXERCISE; CLOSING. In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to the Company a written notice (such notice being herein referred to as an "Exercise Notice" and
                                                            ---------------
the date of issuance of an Exercise Notice being herein referred to as the

"Notice Date") specifying (i) the total number of shares (or other Option
 -----------
Securities (as hereinafter defined)) it will purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) Business Days nor later than forty (40) Business Days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, that if the closing of the
               -------------------
purchase and sale pursuant to the Option (the "Option Closing") cannot be
                                               --------------
consummated, by reason of any applicable Order, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company or Grantee, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. In the event that (x) Grantee receives official notice that an approval of any regulatory authority required for the purchase of Option Shares (or other Option Securities) would not be issued or granted or (y) an Option Closing Date shall not have occurred within one (1) year after the related Notice Date due to the failure to obtain any such required approval, Grantee shall, to the extent permitted by applicable Law, nevertheless be entitled to exercise its rights as set forth herein, including without limitation the rights set forth in Subsection 8(a) and Grantee shall be entitled to exercise the Option (or
---------------
Substitute Option (as defined herein)) in connection with the resale of the Company Common Stock or other Option Securities pursuant to a registration statement as provided in Section 9.
                         ---------

          (f) PURCHASE PRICE. At the Option Closing, Grantee shall pay to the Company the aggregate Option Price in immediately available funds by wire transfer to a bank account designated by the Company, provided that failure or refusal of the Company to designate such a bank account shall not preclude Grantee from exercising the Option.

                                      3-

          (g) ISSUANCE OF COMPANY COMMON STOCK. At the Option Closing, simultaneously with the delivery of immediately available funds as provided in Subsection 2(f), the Company shall deliver to Grantee a certificate or
---------------
certificates representing the number of shares of Company Common Stock (or other Option Securities) purchased by Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares (or other Option Securities) purchasable hereunder.
If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, the Company shall have issued any rights or other securities which are attached to or otherwise associated with the Company Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Grantee as are provided under any shareholder rights agreement or similar agreement of the Company then in effect.

          (h) LEGEND. Certificates for Company Common Stock (or other Option Securities) delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

It is understood and agreed that the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend
                                         --------------
shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel, reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act. In addition, such certificates shall bear any other legend as may be required by Law.

          (i) RECORD GRANTEE; EXPENSES. Upon the delivery by Grantee to the Company of the Exercise Notice and the tender of the applicable Option Price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Company Common Stock (or other Option Securities) issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Common Stock (or other Option Securities) shall not then be actually delivered to Grantee or the Company shall have failed or refused to designate the bank account described in Subsection 2(f). The Company shall pay all expenses, and
                     ---------------
any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee. The Grantee
                              ---------
shall pay all expenses and any and all United States federal, state, local or other taxes or charges that may be payable in connection with the issuance and delivery of stock certificates or a substitute option agreement in the name of any assignee, transferee or designee of Grantee.

          3. EVALUATION OF INVESTMENTS. Grantee, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks

                                      4-
of an investment in the Option and the securities to be purchased/sold pursuant to this Agreement (collectively the "Option Securities.")
                                     -----------------

          4.  DOCUMENTS DELIVERED.   Grantee acknowledges receipt of copies of
the following documents:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) The Company's Proxy Statement for the meeting of the Company's stockholder held April 16, 1997; and

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

          5. INVESTMENT INTENT. Grantee represents and warrants that it is entering into this Agreement and is acquiring and/or will acquire the Option Securities for its own account and not with a view to resale or distribution of all or any part of the Option Securities in violation of applicable Law.

          6. RESERVATION OF SHARES. The Company agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock (and other Option Securities) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Company Common Stock (or such other Option Securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock (or such other Option Securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; (iii) promptly to take all action as may from time to time be required in order to permit Grantee to exercise the Option and the Company to duly and effectively issue shares of Company Common Stock (or other Option Securities) pursuant hereto; and (iv) (to the extent agreed to herein) promptly to take all action provided herein to protect the rights of Grantee against dilution.

          7. DIVISION OF OPTION; LOST OPTIONS. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of the Company, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Company Common Stock purchasable hereunder. The terms "Agreement" and
                                                                  ---------
"Option" as used herein include any Stock Option Agreements and related Options
 ------
for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and

                                      5-
cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

          8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Company Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 8.
                                                            ---------

          (a) ADDITIONAL SHARES ADJUSTMENT.  Excluding issuances contemplated by

Subsection 8(b), in the event that any additional shares of Company Common
---------------
Stock, or any rights, options, warrants, subscriptions, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of Company Common Stock, are issued or otherwise become outstanding after the date hereof (an "Increase"), the number of shares of Company Common
                           --------
Stock subject to the Option shall be increased by a number of shares equal to the product of (A) a fraction, the numerator of which is the number of shares of Company Common Stock for which the Option was exercisable immediately prior to the Increase and the denominator of which is the number of shares of Company Common Stock specified in Section 1 and (B) the product of (i) ten percent (10%)
                          ---------
and (ii) the number of shares of Company Common Stock issued and outstanding on a fully diluted basis immediately after the Increase minus the number of shares of Company Common Stock issued and outstanding on a fully diluted basis immediately prior to the Increase; provided that the number of shares of Company Common Stock subject to the Option shall in no event exceed ten percent (10%) of the issued and outstanding shares of Company Common Stock on a fully diluted basis immediately prior to exercise.

          (b) TRANSACTION ADJUSTMENT. In the event of any change in Company Common Stock by reason of stock dividends, splits, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions then, the type and number of shares of Company Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Company Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

          (c) OPTION PRICE ADJUSTMENT. Whenever the number of shares of Company Common Stock subject to this Option are adjusted pursuant to Subsection 8(a) or
                                                             ------------------
8(b) the Option Price shall be adjusted by multiplying the Option Price by a
----
fraction, the numerator of which shall be equal to the aggregate number of shares of Company Common Stock purchasable under the Option prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Company Common Stock purchasable under the Option immediately after the adjustment.

          9. REGISTRATION RIGHTS. The Company will, if requested by the Grantee at any time and from time to time within two (2) years of a Triggering Event (the "Registration Period"), as expeditiously as practicable prepare, file
            -------------------
and cause to be made effective up to two registration statements under the Securities Act if such registration is necessary or desirable in order to permit

                                      6-
the offering, sale and delivery of any or all shares of Company Common Stock (or other Option Securities) that have been acquired by or are issuable to the Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Grantee, including, at the sole discretion of the Company, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company will use all reasonable efforts to qualify such shares or other Option Securities under any applicable state securities laws. Without the Grantee's prior written consent, no other securities may be included in any such registration. The Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5% of the then outstanding voting power of the Company. The Company will use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding ninety (90) days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. The expenses associated with the preparation and filing of any such registration statement pursuant to this
Section 9 and any sale covered thereby (including any fees related to blue sky
---------
qualifications and filing fees in respect of the Securities and Exchange Commission or the National Association of Securities Dealers, Inc.) ("Registration Expenses") will be for the account of the Company except for
  ---------------------
underwriting discounts or commissions or brokers' fees in respect to shares of Company Common Stock (or other Option Securities) to be sold by the Grantee and the fees and disbursements of the Grantee's counsel; provided, however, that the Company will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of the Grantee unless the Grantee agrees to forfeit its right to request one registration; provided further, however, that, if at the time of such withdrawal the Grantee has learned of a material adverse change in the results of operations, condition, business or prospects of the Company from that known to the Grantee at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Grantee will not be required to pay any of such expenses and will retain all remaining rights to request registration. The Grantee will provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Company Common Stock for cash for its own account or for any other stockholder of the Company pursuant to a firm underwriting, it will, in addition to the Company's other obligations under this
Section 9, allow the Grantee the right to participate in such registration
---------
provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of shares of Company Common Stock (or other Option Securities) requested to be included in such registration exceeds the number which can be sold in such offering, the Company will, after fully including therein all

                                      7-
shares of Company Common Stock and/or Option Securities to be sold by the Company, include the shares of Company Common Stock (or other Option Securities) requested to be included therein by Grantee pro rata (based on the number of shares of Company Common Stock or other Option Securities intended to be included therein) with the shares of Company Common Stock or other Option Securities intended to be included therein by Persons other than the Company. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration statement effected pursuant to this Section 9, the Company and
                                                      ---------
the Grantee will provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution. For purposes of determining whether two requests have been made under this Section 9, only requests relating to a
                                   ---------
registration statement that has become effective under the Securities Act and pursuant to which the Grantee has disposed of all shares of Company Common Stock covered thereby in the manner contemplated therein will be counted. The registration rights granted under this Section 9 are subject to and are limited
                                       ---------
by any registration rights previously granted by the Company and the Grantee acknowledges the registration rights granted under this Section 9 shall be
                                                        ---------
construed subject to any such limitations.

          10. REPURCHASE OF OPTION AND OPTION SHARES. (b) Within ten (10) Business Days following the occurrence of a Repurchase Event (as defined herein), the Company shall (i) deliver an offer (an "Option Repurchase Offer")
                                                     -----------------------
to repurchase the Option from Grantee at a price (the "Option Repurchase Price")
                                                       -----------------------
equal to the amount by which (A) the Competing Transaction Price (as defined below) exceeds (B) the Option Price, multiplied by the maximum number of shares for which the Option may then be exercised by the Grantee, and (ii) deliver an offer (an "Option Share Repurchase Offer") to repurchase the Option Shares from
           -----------------------------
each owner of Option Shares from time to time (each, an "Owner") at a price (the
                                                         -----
"Option Share Repurchase Price") equal to the amount by which (A) the Competing
 -----------------------------
Transaction Price exceeds (B) the Option Price, multiplied by the number of Option Shares then held by such Owner. The term "Competing Transaction Price"
                                                  ---------------------------
shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the consummation of any Acquisition Proposal (such consummated Acquisition Proposal being referred to herein as a "Competing
                                                                ---------
Transaction") or, in the event of a sale of assets of the Company, the last per-
-----------
share sale price of Company Common Stock on the fourth trading day following the announcement of such sale. If the consideration paid or received in the Competing Transaction shall be other than in cash, the per share value of such consideration (on a fully diluted basis) shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to the Company, which determination shall be conclusive for all purposes of this Agreement.

          (b) REPURCHASE REQUEST. Upon the occurrence of a Repurchase Event and whether or not the Company shall have made an Option Repurchase Offer or Option Share Repurchase Offer under Section 10(a), (i) at the request (the date of such
                             -------------
request being the "Option Repurchase Request Date") of Grantee delivered prior
                   ------------------------------
to the Option Termination Date, the Company shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of any Owner delivered
                   ------------------------------------
prior to the Option Termination Date, the Company shall repurchase such number of the Option

                                      8-

Shares (to the extent clearly identifiable as such) from the Owner as the Owner shall designate at the Option Share Repurchase Price.

          (c) REPURCHASE PROCEDURES. Grantee or the Owner, as the case may be, may (i) accept the Company's Option Repurchase Offer or Option Share Repurchase Offer under Subsection 10(a) or (ii) exercise its right to require the Company
            ----------------
to repurchase the Option or any Option Shares, as the case may be, pursuant to

Subsection 10(b) by a written notice or notices stating that Grantee or the
----------------
Owner, as the case may be, elects to accept such offer or to require the Company to repurchase the Option or the Option Shares in accordance with the provisions of this Section 10. As promptly as practicable, and in any event within five (5)
        ----------
Business Days, after the surrender to the Company of this Agreement or Certificates for Option Shares, as applicable, following receipt of a notice under this Subsection 10(c), the Company shall deliver or cause to be delivered
           ----------------
to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price, as the case may be.

          (d) REGULATORY APPROVALS. The Company hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 10. Nonetheless, to the extent that the
                                ----------
Company is prohibited under applicable Law from repurchasing the Option or any Option Shares in full, the Company shall immediately so notify Grantee or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five (5) Business Days after the date on which the Company is no longer so prohibited; provided, however, that if the Company at any time after delivery of a notice of repurchase pursuant to Section
                                                                         -------
10(b) hereof is prohibited under applicable Law, from delivering to Grantee or
-----
the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares, respectively, either in whole or in part whereupon, in the case of a revocation in part, the Company shall promptly (i) deliver to Grantee or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that the Company is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Company Common Stock equal to the number of shares of Company Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Company Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Option Termination Event shall have occurred prior to the date of the notice by the Company described in the first sentence of this Subsection 10(d), or shall be scheduled
                                        ----------------
to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such thirty (30) day period.

                                      9-

          (e) DEFINITION.  The term "Repurchase Event" shall mean a Triggering
                                     ----------------
Event followed by the consummation of any transaction included in the definition of Competing Transaction.

          (f) COMPETING TRANSACTION. Notwithstanding anything to the contrary in Subsections 2(a), the delivery of a notice by Grantee or an Owner under
    ---------------
Subsection 10(b) hereof specifying that such notice is based on the Company's
----------------
public announcement of the execution of an agreement providing for a Competing Transaction shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not heretofore purchased pursuant to one or more prior exercises of the Option, on the fifth Business Day following the public announcement of the consummation of the transaction contemplated by such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Subsection 2(e).
                                 ---------------

          (g) REPRESENTATIONS. In connection with any purchase/sale of the Option or the Option Shares pursuant to this Section 10, the Grantee and/or the
                                             ----------
Owner, as applicable, will be required to represent and warrant to the Company that such Person is the owner of the Option/Option Shares being purchased, free and clear of all adverse claims and that such Person will deliver good title to such Option/Option Shares to the Company, free and clear of all adverse claims, upon consummation of any purchase/sale pursuant to this Section 10.
                                                        ----------

          11. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE. (a) In the event that prior to an Option Termination Event, the Company shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Company Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the

"Substitute Option"), at the election of Grantee, of either (x) the Acquiring
 -----------------
Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation subsequent to the consolidation, merger or sale in question.

          (b) DEFINITIONS.  The following terms have the meanings indicated:

              (1) "Acquiring Corporation" shall mean (i) the continuing or
                   ---------------------
          surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the Company in a merger in which the Company is the continuing or surviving person, and (iii) the transferee of all or substantially all of the Company's assets.

                                      10-

               (2) "Substitute Common Stock" shall mean the common stock issued
                    -----------------------
          by the Company upon exercise of the Substitute Option.

               (3) "Assigned Value" shall mean the Competing Transaction Price,
                    --------------
          as defined in Section 10.
                        ----------

               (4) "Average Price" shall mean the average closing price of a
                    -------------
          share of the Substitute Common Stock for the ninety (90) days immediately preceding the consolidation, merger or sale in question; provided that if the Company is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the Company, the Person merging into the Company or by any company which controls or is controlled by such Person subsequent to the consideration merger or sale in question, as Grantee may elect.

          (c) TERMS OF THE SUBSTITUTE OPTION. The Substitute Option shall have the same terms as the Option; provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

          (d) SUBSTITUTE COMMON STOCK. The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Company Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) LIMITATION. In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than ten percent (10%) of the shares of Substitute Common Stock issued and outstanding prior to exercise of the Substitute Option.

          (f) ASSUMPTION OF OBLIGATION. The Company shall not enter into any transaction described in Subsection 11(a) unless the Acquiring Corporation and
                         ----------------
any person that controls the Acquiring Corporation assume in writing all the obligations of the Company hereunder.

          12. EXTENSION OF TIME FOR REGULATORY APPROVALS. The periods related to exercise of the Option and the other rights of Grantee hereunder shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

                                      11-

          13. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Grantee as follows:

          (a) AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company. This Agreement is the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          (b) CORPORATE ACTION. The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Company Common Stock equal to the maximum number of shares of Company Common Stock at any time and from time to time issuable hereunder, and all such shares of Company Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all Liens and not subject to any preemptive rights.

          (c) NO CONFLICT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate of Incorporation or by-laws of the Company or any Subsidiary of the Company, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

          (d) ANTI-TAKEOVER STATUTES. The provisions of Section 203 of the General Corporation Law of the State of Delaware will not, prior to the termination of this Agreement, apply to this Agreement or the transactions contemplated hereby and thereby. The Company has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

          14. ASSIGNMENT. The Company may not assign any of its rights or obligations under this Agreement or the Option created hereunder to any other Person, without the express written consent of Grantee. Grantee may not assign any of its rights or obligations under this Agreement or the Option created hereunder to any other Person without the consent of the Company (which consent will not be unreasonably withheld).

                                      12-

          15. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and the Company will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Company Common Stock issuable hereunder on the Nasdaq National Market of The Nasdaq Stock Market, Inc. upon official notice of issuance.

          16. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

          17. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

          18. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

          19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

          21. DEFINITIONS. Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

          22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          23. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted

                                      13-
assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          24. FIRST REFUSAL. If the Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of Company Common Stock or other Option Securities acquired by it pursuant to the Option, it will give the Company written notice of the proposed transaction (an "Offeror's
                                                                 ---------
Notice"), identifying the proposed transferee, accompanied by a copy of a
------
binding to purchase such shares of Company Common Stock, Options or other Option Securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice will be deemed an offer by the Grantee to the Company, which may be accepted, in whole but not in part, within ten (10) Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer such shares of Company Common Stock, Options or other Option Securities to such transferee. The purchase of any such shares of Company Common Stock, Options or other Option Securities by the Company will be settled within ten (10) Business Days of the date of the acceptance of the offer and the purchase price will be paid to the Grantee in immediately available funds. In the event of the failure or refusal of the Company to purchase all the shares of Company Common Stock, Options or other Option Securities covered by an Offeror's Notice, the Grantee may, within sixty (60) days from the date of the Offeror's Notice, sell all, but not less than all, of such shares of Company Common Stock, Options or other Option Securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence will not limit the rights the Grantee may otherwise have if the Company has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares of Company Common Stock, Options or other Option Securities subject thereto. The requirements of this Section 24 will not apply to (a) any disposition as a
                     ----------
result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of the Company, (b) any disposition of Company Common Stock or other Option Securities by a Person to whom the Grantee has assigned its rights under the Option with the consent of the Company, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly-owned Subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

          25. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) exceed in the aggregate $7,278,000 and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Company Common Stock subject to this Option, (ii) deliver to the Company for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Company, or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed in the aggregate $7,278,000 after taking into account the foregoing actions.

                                      14-

          (b)  As used herein, the term "Total Profit" shall mean the sum of (i)
                                         ------------
(x) the amount (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received or receivable by the Grantee pursuant to the sale of Option Shares (or any other securities or property into which such Option Shares are converted or exchanged) to any unaffiliated Person(s) or to the Company with respect to such Option Shares (or any other securities or property into which such Option Shares are converted or exchanged), less (y) Grantee's purchase price for such Option Shares (or any other securities or property into which such Option Shares are converted or exchanged), (ii) any amounts (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received or receivable by the Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated Person(s) (if permitted hereunder) or to the Company, (iii) any equivalent amount(s) with respect to the Substitute Option, and (iv) the amount received by the Grantee pursuant to Subsection 9.2(b) of the Merger
                                          ------------------
Agreement.

          26. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, the Company and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize the Company or Grantee to breach any provision of the Merger Agreement.

                                      15-

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                         UNITRODE CORPORATION


                         By:
                            --------------------------------------------
                            Name:
                            Title:


                         BENCHMARQ MICROELECTRONICS, INC.


                         By:
                            --------------------------------------------
                            Name:
                            Title:

                                                        ANNEX C
                                                   BENCHMARQ Affiliates

                             AFFILIATE'S AGREEMENT

                                         , 1998


Unitrode Corporation
7 Continental Boulevard
Merrimack, New Hampshire 03054-4334



Ladies and Gentlemen:

     The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Unitrode Corporation, a Maryland corporation ("Acquiror"), Merrimack Corporation, a newly formed Delaware corporation and a wholly-owned Subsidiary of Acquiror ("Newco"), and the Company, dated as of March 2, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger"), the undersigned will be entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in the Merger Agreement and are used herein with the same meanings ascribed to them therein.

     The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

     In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that the undersigned will not make any sale, transfer, assignment, pledge, hypothecation or other encumbrance or disposition of, or in any way reduce the undersigned's risk with respect to (i) Company Common Stock during the period from the date hereof until the earlier of the Effective Time and the termination of the Merger Agreement (which period, if the Merger is consummated, will be greater than thirty (30) days) or (ii) Acquiror Common Stock now owned or hereafter acquired by the undersigned, including, without limitation, the Acquiror Common Stock to be received by the undersigned pursuant to the Merger, until such time as financial statements that include at least thirty (30) days of combined operations of the Company and the Acquiror after the Merger will have been publicly reported, unless the undersigned will have delivered to the Acquiror, prior to any such sale, transfer or other disposition, a written opinion from Coopers & Lybrand L.L.P. independent public accountants for the Acquiror, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with GAAP and the Regulations of the Commission.

     The undersigned has been advised that the offering, sale and delivery of the shares of Acquiror Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. The undersigned also has been advised, however, that, because the undersigned may be deemed to be an Affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Acquiror Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     The undersigned also understands that "stop transfer" instructions will be given to the transfer agent for the Company Common Stock with respect to shares of the Company Common Stock now owned or hereafter acquired by the undersigned and that there will be placed on the certificates representing such shares of Company Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares may be transferred only in accordance with the terms of an Affiliate's Agreement between the original holder of such shares and Unitrode Corporation, a copy of which agreement is on file at the principal offices of Unitrode Corporation.

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend (i) if the undersigned will have delivered to the Acquiror the above-referenced opinion of Coopers & Lybrand L.L.P. or the above-referenced no-action letter from the accounting staff of the Commission or
(ii) upon the termination of the Merger Agreement.

     The undersigned also understands that "stop transfer" instructions will be given to the transfer agent for the Acquiror Common Stock with respect to shares of the Acquiror Common Stock now owned or hereafter acquired by the undersigned (other than shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger) and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares may be transferred only in accordance with the terms of an Affiliate's Agreement between the original holder of such shares and Unitrode Corporation, a copy of which agreement is on file at the principal offices of Unitrode Corporation."

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend (i) if the undersigned will have delivered to the Acquiror the above-referenced opinion of Coopers & Lybrand L.L.P. or the above-referenced no-action letter from the accounting staff of the Commission or
(ii) upon the termination of the Merger Agreement.

     The undersigned also understands that "stop transfer" instructions will be given to the transfer agent for the Acquiror Common Stock with respect to shares of the Acquiror Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may be transferred only in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Unitrode Corporation, a copy of which agreement is on file at the principal offices of Unitrode Corporation.

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned will have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that

(i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act and (iii) the undersigned will have delivered to the Acquiror the above-referenced opinion of Coopers & Lybrand L.L.P. or the above-referenced no-action letter from the accounting staff of the Commission.

     The Acquiror agrees that it will not unreasonably refuse to consent to, or unreasonably delay, the removal of the foregoing legends.

     By its execution hereof, the Acquiror agrees that it will, as long as the undersigned owns any Acquiror Common Stock to be received by the undersigned pursuant to the Merger, take all reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter will become a binding agreement between us.

                                        Very truly yours,


                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------
                                            Address:
                                                    ----------------------------

ACCEPTED this ___ day
of _____________________, 1998

Unitrode Corporation

By:
   ------------------------------------
   Name:
        -------------------------------
   Title:
         ------------------------------

                                                                         ANNEX D
                                                             Unitrode Affiliates


                             AFFILIATE'S AGREEMENT

                                     , 1998


Unitrode Corporation
7 Continental Boulevard
Merrimack, New Hampshire 03054-4334



Ladies and Gentlemen:

     The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Unitrode Corporation, a Maryland corporation (the "Acquiror"), as that term is defined in the Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     The undertakings contained in this Affiliate's Agreement are being given by the undersigned in connection with that certain Agreement and Plan of Merger by and among Acquiror, Merrimack Corporation, a newly formed Delaware corporation and a wholly-owned Subsidiary of Acquiror ("Newco"), and BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), dated as of March 2, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger"). Capitalized terms used but not defined herein are defined in the Merger Agreement and are used herein with the same meanings ascribed to them therein.

     The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

     In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that the undersigned will not make any sale, transfer, assignment, pledge, hypothecation or other encumbrance or disposition of, or in any way reduce the undersigned's risk with respect to (i) Company Common Stock during the period from the date hereof until the earlier of the Effective Time and the termination of the Merger Agreement (which period, if the Merger is consummated, will be greater than thirty (30) days) or (ii) Acquiror Common Stock now owned or hereafter acquired by the undersigned, including, without limitation, the Acquiror Common Stock, if any, received by the undersigned pursuant to the Merger, until such time as financial statements that include at least thirty (30) days of combined operations of the Company and the Acquiror after the Merger will have been publicly reported, unless the undersigned will have delivered to the Acquiror, prior to any such sale, transfer or other disposition, a written opinion from Coopers & Lybrand L.L.P., independent public accountants for the Acquiror, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with GAAP and the Regulations of the Commission.

     The undersigned also understands that "stop transfer" instructions will be given to the transfer agent for the Company Common Stock with respect to shares of the Company Common Stock now owned or hereafter acquired by the undersigned that there will be placed on the certificates representing such shares of Company Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares may be transferred only in accordance with the terms of an Affiliate's Agreement between the original holder of such shares and Unitrode Corporation, a copy of which agreement is on file at the principal offices of Unitrode Corporation."

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend (i) if the undersigned will have delivered to the Acquiror the above-referenced opinion of Coopers & Lybrand L.L.P. or the above-referenced no-action letter from the accounting staff of the Commission or
(ii) upon the termination of the Merger Agreement.

     The undersigned also understands that instructions will be given to the transfer agent for the Acquiror Common Stock with respect to shares of the Acquiror Common Stock now owned or hereafter acquired by the undersigned (other than shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger) and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares may be transferred only in accordance with the terms of an Affiliate's Agreement between the original holder of such shares and Unitrode Corporation, a copy of which agreement is on file at the principal offices of Unitrode Corporation."

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend (i) if the undersigned will have delivered to the Acquiror the above-referenced opinion of Coopers & Lybrand L.L.P. or the above-referenced no-action letter from the accounting staff of the Commission or
(ii) upon the termination of the Merger Agreement.

     The undersigned also understands that "stop transfer" instructions will be given to the transfer agent for the Acquiror Common Stock with respect to shares of the Acquiror Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may be transferred only in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Unitrode Corporation, a copy of which agreement is on file at the principal offices of Unitrode Corporation."

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned will have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act and (iii) the undersigned will have delivered to the Acquiror the above-referenced opinion of Coopers & Lybrand L.L.P. or the above-referenced no-action letter from the accounting staff of the Commission.

     The Acquiror agrees that it will not unreasonably refuse to consent to, or unreasonably delay, the removal of the foregoing legends.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter will become a binding agreement between us.

                                        Very truly yours,


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------
                                           Address:
                                                   -----------------------------

ACCEPTED this ___ day
of __________, 1998

Unitrode Corporation

By:
   -------------------------------------
   Name:
        --------------------------------
   Title:
         -------------------------------


                                       3